CONVERTIBLE PREFERRED

                            SHARES PURCHASE AGREEMENT

                                 by and between

                         EDWARDS LIFESCIENCES (US) INC.

                                       and

                             WORLD HEART CORPORATION



                                   Dated as of

                                  May 24, 2000

                              CONVERTIBLE PREFERRED
                            SHARES PURCHASE AGREEMENT

          CONVERTIBLE PREFERRED SHARES PURCHASE AGREEMENT, dated as of May 24, 2000 (this "Agreement"), by and between Edwards Lifesciences (US) Inc., a Delaware corporation ("Edwards US"), and World Heart Corporation, an Ontario corporation ("World Heart").

          WHEREAS, World Heart desires to sell to Edwards US 1,374,570 shares (the "Shares") of Series A convertible preferred shares of World Heart (the "World Heart Preferred") having the rights, privileges, restrictions and conditions set forth in Exhibit I attached hereto, and upon the terms and subject to the conditions set forth herein;

          WHEREAS, Edwards US desires to purchase the Shares;

          WHEREAS, Edwards LLC, a Delaware limited liability company, Edwards Novacor LLC, a Delaware limited liability company, World Heart and Valentine Acquisition Corp., a Delaware corporation ("Newco"), have entered into a contribution agreement, dated May 24, 2000 (the "Contribution Agreement"); and

          WHEREAS, Edwards US and World Heart have entered into an exchange agreement, dated May 24, 2000 (the "Exchange Agreement");

          NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

          As used in this Agreement, the following terms shall have the following meanings:

          "accredited investor" shall have the meaning set forth in Section 3.1(c) below.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a day when banks in the city of New York, New York are authorized by law to be closed.

          "Canadian Securities  Commissions" shall have the meaning set forth in
Section 3.2(f) below.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Closing" shall mean the closing of the purchase and sale contemplated by Section 2.2.

          "Closing Date" shall have the meaning set forth in Section 2.2(a).

          "Confidentiality  Agreement"  shall  have  the  meaning  set  forth in
Section 4.2(b) below.

          "Contract" shall have the meaning set forth in Section 3.2(e) below.

          "Contribution Agreement" shall have the meaning set forth in the Recitals.

          "controlled  foreign  corporation" shall have the meaning set forth in
Section 3.2(m) below.

          "Damages" shall have the meaning set forth in Section 6.2 below.

          "Environmental Laws" shall have the meaning set forth in Section 3.2(k) below.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

          "Exchange Agreement" shall have the meaning set forth in the Recitals.

          "foreign personal holding company" shall have the meaning set forth in
Section 3.2(m) below.

          "GAAP" shall have the meaning set forth in Section 3.2(f) below.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and applicable rules and regulations and any similar state acts.

          "Indemnified Party" shall have the meaning set forth in Section 6.3 below.

          "Indemnifying Party" shall have the meaning set forth in Section 6.3 below.

          "Liens" shall have the meaning set forth in Section 3.2(b) below.

          "Newco" shall have the meaning set forth in the Recitals.

          "PFIC Annual Information Statement" shall have the meaning set forth in Section 4.7 below.

          "Person" shall mean any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

          "Purchase Price" shall mean Twenty Million Dollars ($20,000,000). Unless otherwise indicated, all references to "dollars" or "$" shall mean the lawful currency of the United States.

          "SEC" shall have the meaning set forth in Section 3.2(f) below.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder..

          "Shares" shall have the meaning set forth in the Recitals.

          "Taxes" shall mean all United States federal, state, local and foreign taxes, assessments, levies, duties, imports or similar charges (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto.

          "Tax Returns" shall mean all United States federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes, including any amendments thereof.

          "Transactions" shall have the meaning set forth in the Contribution Agreement.

          "Transaction Agreements" shall have the meaning set forth in the Contribution Agreement.

          "World Heart  Balance  Sheet Date" shall have the meaning set forth in
Section 3.2(g) below.

          "World  Heart  Common  Shares"  shall  have the  meaning  set forth in
Section 4.1(c) below.

          "World Heart Intellectual Property" shall have the meaning set forth in Section 3.2(n) below.

          "World Heart Option" shall mean options to purchase common shares of World Heart granted by the Board of Directors.

          "World Heart Preferred" shall have the meaning set forth in the Recitals.

          "World Heart Reports" shall have the meaning set forth in Section 3.2(f) below.

          "World Heart Subsidiaries" shall have the meaning set forth in Section 3.2(b) below.

          "World Heart Material Adverse Effect" shall have the meaning set forth in Section 3.2(a) below.

          "Edwards US Material Adverse Effect" shall have the meaning set forth in Section 3.1(a) below.

          "Voting Debt" means bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights).


                                   ARTICLE II
                                SALE AND PURCHASE

          SECTION II.1. Agreement to Sell and to Purchase. On the Closing Date, upon the terms and subject to the conditions set forth in this Agreement and in reliance on the representations and warranties contained herein and other actions being taken by Edwards US and World Heart hereunder at the Closing described in Section 2.2 hereof, World Heart shall issue and sell to Edwards US, and Edwards US shall purchase and accept from World Heart, the Shares, for a purchase price, payable in immediately available funds, equal to the Purchase Price.

          SECTION II.2. Closing.

          (a) The consummation of the transactions contemplated under this Agreement, (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, or such other place as the parties hereto shall mutually agree, at 10:00 a.m. (local time) on the fifth Business Day after the conditions set forth in Article V shall have been satisfied or waived, or such other time and date upon which the parties hereto may agree (the "Closing Date").

          (b) At the Closing:

               (i) Edwards US shall deliver to World Heart:

                    (A) against delivery of a certificate or certificates representing the Shares, an amount equal to the Purchase Price via wire transfer of immediately available funds to the bank account that World Heart shall have designated at least three Business Days prior to the Closing Date; and

                    (B) the other documents required by Article V hereof.

               (ii) World Heart shall deliver to Edwards US:

                    (A) against payment of the Purchase Price therefor, a certificate or certificates representing the Shares, which shall be in definitive form and registered in the name of Edwards US or its nominee or designee and in a single certificate or in such other denominations as Edwards US has requested;

                    (B) an opinion of McCarthy Tetrault, counsel to World Heart, dated as of the Closing Date attached hereto as Exhibit II;

                    (C) a certificate of the Secretary of World Heart in form and substance reasonably satisfactory to Edwards US;

                    (D) a certificate of status for World Heart dated the Closing Date, issued by the Ministry of Consumer and Commercial Relations (Ontario); and

                    (E) a certified copy of the articles of World Heart, including, without limitation, the articles of amendment creating the Shares; and

                    (F) the other documents required by Article V hereof.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

          SECTION III.1. Representations and Warranties of Edwards US. Edwards US represents and warrants to World Heart as follows:

          (a) Organization, Standing and Power. Edwards US (i) is a corporation duly formed and in good standing under the laws of the State of Delaware, (ii) has all requisite power and authority to own, lease or operate the assets it now owns, leases or operates and (iii) is duly qualified or licensed to do business in each jurisdiction in which the ownership or use of its assets or conduct of its business requires it to be so qualified, in each case except for such failures that would not reasonably be expected, individually or in the aggregate, to result in a material adverse effect on the business or financial condition of Edwards US (a "Edwards US Material Adverse Effect").

          (b) Authority. The execution and delivery of this Agreement, and the performance by Edwards US of its obligations hereunder, have been duly authorized by all necessary action on the part of Edwards US. This Agreement has been duly executed and delivered by Edwards US and, assuming the due execution and delivery hereof by World Heart, this Agreement constitutes a valid and binding obligation of Edwards US, enforceable against Edwards US in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium (whether general or specific) or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

          (c) Purchase For Investment. Edwards US is acquiring the Shares hereunder for investment (for its own account or for accounts over which it exercises investment control), and not with a view to, or for offer or sale in connection with, any distribution thereof, which would be in violation of the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities law. Edwards US is (i) knowledgeable, sophisticated and experienced in business and financial matters and fully understands the limitations on transfer described above; and (ii) an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

          (d) Brokers, Finders, etc. Except for Credit Suisse First Boston Corporation, Edwards US is not subject to any valid claim of any broker, investment banker, finder or other intermediary in connection with the transactions contemplated by this Agreement. Edwards US is solely responsible for any payment, fee or commission that may be due to Credit Suisse First Boston in connection with the transactions contemplated hereby.

          SECTION III.2. Representations and Warranties of World Heart. World Heart hereby represents and warrants to Edwards US as follows:

          (a) Organization and Standing. World Heart (i) is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario, (ii) has all requisite power and authority to own, lease or operate the assets it now owns, leases or operates and (iii) is duly qualified or licensed to do business in each jurisdiction in which the ownership or use of its assets or conduct of its business requires it to be so qualified, in each case except for such failures that would not reasonably be expected, individually or in the aggregate, to result in (i) a material adverse effect on the business or financial condition of World Heart and the World Heart Subsidiaries (as defined herein), taken as a whole or (ii) a material impairment of the ability of World Heart to perform its obligations under this Agreement (each, a "World Heart Material Adverse Effect").

          (b) Subsidiaries. The only direct or indirect subsidiaries of World Heart is Newco. Except as set forth on Schedule 3.2(b), neither World Heart nor Newco owns, directly or indirectly, any of the capital stock or other equity securities of any other Person. All of the issued and outstanding shares of capital stock of Newco are duly authorized, have been validly issued, are fully paid and nonassessable, and are owned by World Heart free and clear of all liens, pledges and encumbrances (collectively, "Liens").

          (c) Authority. The execution and delivery of this Agreement, and the performance by World Heart of its obligations hereunder, have been duly authorized by all necessary action on the part of World Heart. This Agreement has been duly executed and delivered by World Heart and, assuming the due execution and delivery hereof by Edwards US, this Agreement constitutes a valid and binding obligation of World Heart, enforceable against World Heart in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

          (d) Capital Stock. (i) The capitalization of World Heart is as set forth on Schedule 3.2(d) and there are no shares of World Heart authorized, issued or outstanding other than as set forth on Schedule 3.2(d)(i). The outstanding World Heart Common Shares are duly authorized, have been validly issued and are fully paid and nonassessable and have not been issued in violation of, and are not subject to, any preemptive rights.

               (ii) Except as set forth in Section 3.2(d)(ii), there are no existing options, warrants, calls, preemptive rights, Voting Debt or subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of World Heart obligating World Heart to issue, transfer or sell or cause to be issued, transferred or sold any shares or Voting Debt of, or other equity interest in, World Heart or securities convertible into or exchangeable for such shares or equity interests, or obligating World Heart to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment.

               (iii) There are no outstanding contractual obligations of World Heart to repurchase, redeem or otherwise acquire any shares of capital stock of World Heart, or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

               (iv) Except as set forth in Section 3.2(d)(iv), there are no voting trusts or other agreements, or understandings to which World Heart is a party or of which World Heart has knowledge with respect to the voting of the capital stock of World Heart.

          (e) Consents; No Conflict. The consummation of the transactions hereunder will not require the consent of any party to any material contract, lease, agreement, mortgage or indenture ("Contract") to which World Heart, or any of its affiliates, is a party or by which any of them is bound, or, to the knowledge of World Heart, the consent, approval, order or authorization of, or the registration, declaration or filing with, any governmental authority, except for those (i) set forth on Schedule 3.2(e) or (ii) that become applicable solely as a result of the actions or status of Edwards US and its affiliates. Except as set forth on Schedule 3.2(e), assuming the consents, approvals, orders, authorizations, registrations, declarations and filings contemplated by the immediately preceding sentence are obtained or made, as applicable, the execution, delivery and performance by World Heart of this Agreement will not
(i) violate any material law applicable to World Heart or any of their respective affiliates, (ii) result in a breach or violation of any material provision of, or constitute a material default under, any such Contract or (iii) conflict with any provision of the articles or by-laws of World Heart.

          (f) SEC Reports and Financial Statements. Each form, report, schedule, registration statement, definitive proxy statement or other document filed by World Heart with the Securities and Exchange Commission (the "SEC") or a Canadian provincial securities regulatory authority (the "Canadian Securities Commissions") since October 8, 1996 (as such documents have since the time of their filing been amended, the "World Heart Reports"), which include all the documents (other than preliminary material) that World Heart was required to file with the SEC or the Canadian Securities Commissions since such date, as of their respective dates, complied in all material respects with the requirements of the Securities Act or the Exchange Act or applicable Canadian securities legislation (as such term is defined in National Instrument 14-101 issued by the Canadian Securities Commissions), as the case may be, and the rules and regulations of the SEC thereunder applicable to such World Heart Reports. None of the World Heart Reports and Canadian Securities directions (as such term is defined in National Instrument 14-101) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings prior to the date hereof. The financial statements of World Heart included in such reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC and the Canadian Securities Commissions with respect thereto, have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis ("GAAP") during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by the Securities Act or the Exchange Act) and reconciled to U.S. GAAP and fairly present (subject in the case of the unaudited statements, to normal, recurring audit adjustments) the financial position of World Heart as at the dates thereof and the results of its operations and cash flows for the periods then ended.

          (g) No Undisclosed Liabilities. As of the date hereof, neither World Heart nor Newco has any liabilities of a nature required by Canadian or U.S. GAAP, as applicable, to be reflected on a balance sheet or in notes thereto, except (i) as set forth or reflected in the World Heart Reports (or described in the notes thereto), (ii) as disclosed in the Schedules hereto, or (iii) for liabilities incurred in the ordinary course of business since the date of the last audited balance sheet filed with the SEC and the Canadian Securities Commissions (the "World Heart Balance Sheet Date").

          (h) Absence of Certain Changes or Events. Since the World Heart Balance Sheet Date, there has been no loss, occurrence or event that, after taking into account any insurance recoveries payable in respect thereof, would reasonably be expected to result in a World Heart Material Adverse Effect.

          (i) Compliance with Applicable Laws. Since the World Heart Balance Sheet Date, World Heart and Newco have complied in all material respects with all statutes, laws, regulations and ordinances applicable to them, except where the failure to so comply would not reasonably be expected to result in a World Heart Material Adverse Effect.

          (j) Litigation; Decrees. Except as set forth on Schedule 3.2(j), as of the date hereof (i) there is no suit, action or proceeding pending or, to the knowledge of World Heart, threatened against World Heart in any federal, state, provincial or local court or agency that seeks (A) more than $250,000 in damages, or (B) any material injunctive relief, and World Heart has not received written notice that any such suit, action or proceeding is threatened and (ii) neither World Heart nor any of its Subsidiaries is in default under any judgment, order or decree of any governmental authority applicable to it, except for any such default which would not reasonably be expected to result in a World Heart Material Adverse Effect.

          (k) Environmental Matters. To the knowledge of World Heart, World Heart is in substantial compliance with all Canadian federal and provincial laws governing pollution or the protection of human health or the environment (the "Environmental Laws"), except where the failure to comply with the Environmental Laws would not reasonably be expected to result in a World Heart Material Adverse Effect.

          (l) Government Regulations. World Heart is not subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or any federal or state statute or regulation limiting its ability to incur or assume indebtedness for borrowed money.

          (m) Taxes.

               (i) World Heart is not, and will not become as a result of the transactions contemplated under this Agreement or other Transaction Agreements, a "controlled foreign corporation" within the meaning of section 957 of the Code.

               (ii) World Heart is not, and will not become as a result of the transactions contemplated under this Agreement or other Transaction Agreements, a "foreign personal holding company" within the meaning of section 552 of the Code.

               (iii) World Heart has duly filed on a timely basis all Tax Returns required to be filed by it and has paid all Taxes due and payable by it. All such Tax Returns properly reflect and do not in any material respect understate the income, taxable income or the liability for Taxes. Without limiting the generality of the foregoing, World Heart is in compliance with all registration, timely reporting and remittance (including remittance of installments) obligations in respect of all such Taxes. World Heart has not incurred any undisclosed liability for Taxes in excess of the amounts reserved therefor in the books and records of World Heart. World Heart has not incurred any liability for Taxes other than Taxes directly arising from the operation of its business in the ordinary course.

               (iv) There are no actions, suits, proceedings, investigations or claims pending or threatened against World Heart in respect of Taxes, nor are any material matters under discussion with any governmental authority relating to Taxes asserted by any such authority, and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any Tax Return by, or payment of any Taxes, governmental charge or deficiency against, World Heart.

               (v) World Heart has withheld from each payment made to any of its past or present employees, officers or directors, and to any non-resident of Canada, the amount of all applicable Taxes and other deductions required to be withheld therefrom and has paid the same to the proper tax or other receiving officers within the time required under any applicable legislation. (vi) World Heart has remitted to the appropriate tax authority when required by law to do so all amounts collected by it on account of goods and services or other sales or use taxes.

          (n) Intellectual Property. Except as set forth in Section 3.2(n), there are no existing, or, to the knowledge of World Heart, threatened, claims based on the use by, or challenging the ownership of, World Heart of any material trademarks, copyrights and other intellectual property rights used or held for use primarily in World Heart's business (the "World Heart Intellectual Property"), owned, or licensed for use, by World Heart as of the date hereof that would reasonably be expected to result in a World Heart Material Adverse Effect. Except as set forth on Schedule 3.2(n), World Heart does not have any knowledge of any infringing use of any World Heart Intellectual Property by any other Person.

          (o) Stockholder Approval. All actions required to be taken by the shareholders of World Heart to approve the transactions contemplated by this Agreement, the Transaction Agreements and the Transactions (each, as defined in the Contribution Agreement) have been taken or will be taken prior to Closing.

          (p) Brokers, Finders, etc. Except for Merrill Lynch & Co., World Heart is not subject to any valid claim of any broker, investment banker, finder or other intermediary in connection with the transactions contemplated by this Agreement. World Heart is solely responsible for any payment, fee or commission that may be due to Merrill Lynch & Co. in connection with the transactions contemplated hereby.

          (q) Labor Matters. World Heart has no knowledge of any actionable violation of any Canadian federal or provincial law relating to employment and employment practices, discrimination in the hiring, promotion or pay of employees, nor any applicable wage or hour laws, which, individually or in the aggregate, would result in a World Heart Material Adverse Effect.

                                   ARTICLE IV
                                    COVENANTS

          SECTION IV.1. Conduct of Business of World Heart. From the date of this Agreement through the Closing, World Heart agrees that, except (i) as disclosed in Schedule 4.1 hereof or (ii) as approved by Edwards US:

          (a) the business of World Heart shall be conducted only in the ordinary and usual course consistent with past practice, and World Heart shall use its reasonable commercial efforts to preserve intact the present business organization, to keep available the services of its present officers and key employees, and preserve the goodwill of those having business relationships with it;

          (b) World Heart shall not (i) amend its articles or by-laws except to create the Shares by filing the articles of amendment; (ii) split, combine or reclassify any shares of its outstanding capital stock; or (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property; and

          (c) World Heart shall not authorize for issuance, issue or sell or agree to issue or sell any shares of, or rights to acquire or instruments convertible into any shares of, its capital stock, except for (i) the issuance of common shares of World Heart ("World Heart Common Shares") (x) upon the exercise of World Heart stock options or other rights outstanding on the date of this Agreement (y) upon the exercise of rights described in the immediately following clause, and (ii) the issuance of rights pursuant to existing employee benefit plans or arrangements in a manner consistent with past practice.

          SECTION IV.2. Access to Information.

          (a) During the period prior to the Closing Date, World Heart shall afford to the representatives of Edwards US and counsel, accountants, financial advisors and lenders, reasonable access during normal business hours during the period prior to the Closing Date to all the properties, books, Contracts and records of World Heart. Edwards US shall indemnify and hold harmless World Heart with respect to all liabilities, and for all losses, arising out of their respective representatives' acts or omissions in connection with such access and, after making any investigation of such properties, books, Contracts or records, Edwards US shall promptly restore such properties, books, Contracts and records to their condition prior to such investigation.

          (b) Each of World Heart and Edwards US acknowledges that the information being provided hereunder is subject to the terms of a confidentiality agreement between Edwards US and World Heart, dated February 15, 2000 (the "Confidentiality Agreement"), which terms are incorporated herein by reference.

          SECTION IV.3. Transaction Agreements; Consents. Subject to the terms and conditions hereof, each of Edwards US and World Heart agree to use their reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with each party hereto in connection with the foregoing, including, without limitation, (a) the execution of the Transaction Agreements and (b) using its reasonable commercial efforts (i) to obtain all necessary waivers, consents and approvals from other parties to contracts material to World Heart, (ii) to obtain all consents, approvals and authorizations that are required to be obtained under any federal, state, local or foreign law or regulations, (iii) to prevent the entry, enactment or promulgation of any threatened or pending injunction or order that would adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby, (iv) to lift or rescind any injunction or order adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby and (v) to effect all necessary registrations and filings, including filings under the HSR Act, and submissions of information requested by governmental authorities.

          SECTION IV.4. Further Assurances. From time to time, whether before, at, or after the Closing, each party hereto, shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such other actions as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

          SECTION IV.5. Publicity. Edwards US and World Heart agree that, prior to the Closing, no public release or announcement concerning the Transactions shall be issued by any party without the prior written consent (which consent shall not be unreasonably withheld) of the other party, except as such release or announcement may be required by law. Edwards US and World Heart agree that, prior to the Closing, no disclosure (other than a public release or announcement pursuant to the previous sentence) of the terms or provisions of the Transaction Agreements shall be made without the prior written consent (which consent shall not be unreasonably withheld) of the other party, except to representatives, advisors, counsel, and lenders to the parties hereto who acknowledge the confidentiality hereof, and except as required by law.

          SECTION IV.6. Required Notices. Between the date of this Agreement and the Closing Date, World Heart will notify Edwards US of any event of which World Heart obtains knowledge (i) which would reasonably be expected to result in a World Heart Material Adverse Effect (ii) which, if known as of the date hereof, would have been required under this Agreement to be disclosed to Edwards US or
(iii) which constitutes notice from any third person alleging that the consent of such third person is or may be required in connection with the transactions contemplated by this Agreement.

          SECTION IV.7. Qualified Electing Fund. World Heart shall furnish at its own expense prior to April 30 of each year in respect of the preceding full year to Edwards US an annual information statement (the "PFIC Annual Information Statement") for such taxable year consistent with the requirements set forth in Treasury Regulation Section 1.1295-1 and any successor provision that is prepared by PricewaterhouseCoopers LLP or a similar accounting firm of international reputation with comparable United States tax expertise. Without limiting the foregoing, the PFIC Annual Information Statement shall set forth
(A) the first and last days of the taxable year of World Heart to which the information statement applies, (B) sufficient information to enable Edwards US to calculate its pro rata share of the ordinary earnings and net capital gain of World Heart, and (C) the amount of cash and the fair market value of other property distributed or deemed distributed on a per share basis during the taxable year of World Heart, and shall include a statement that World Heart will permit Edwards US to inspect and copy World Heart's permanent books of account, records, and such other documents as may be maintained by World Heart that are necessary to establish that the ordinary earnings and net capital gain referred to in (B) above are computed in accordance with United States income tax principles and to verify these amounts and Edwards US's pro rata share thereof. World Heart shall also provide such other information as (i) is reasonably requested by Edwards US and (ii) as required by the United States Internal Revenue Service to enable Edwards US to make a "qualified electing fund" election under Section 1295 of the Code.


                                    ARTICLE V
                              CONDITIONS PRECEDENT

          SECTION V.1. Conditions Precedent to Obligations of World Heart. The obligation of World Heart to issue the Shares shall be subject to the satisfaction or waiver on the Closing Date of the following conditions precedent:

          (a) No Injunctions or Restraints. No temporary restraining order or preliminary or permanent injunction of any court or administrative agency of competent jurisdiction prohibiting the transactions contemplated by this Agreement shall be in effect.

          (b) Representations and Warranties. The representations and warranties of Edwards US set forth in this Agreement (i) which are qualified by materiality shall be true and correct in all respects or (ii) which are not so qualified shall be true and correct in all material respects, in each case, as of the Closing Date with the same effect as though made on and as of the Closing Date and without giving effect to notifications made pursuant to Section 4.6.

          (c) Performance of Obligations of Edwards US. Edwards US shall have performed in all material respects its obligations under the Transaction Agreements on or prior to the Closing Date.

          (d) Certificate. Edwards US shall have delivered to World Heart a certificate, dated the Closing Date and signed by a duly authorized executive officer of Edwards US, to the effect that the conditions set forth in Section 5.1(b) and (c) have been satisfied.

          (e) Transaction Agreements. Edwards US shall have entered into each of the Transaction Agreements.

          SECTION V.2. Conditions Precedent to Edwards US's Obligation. The obligation of Edwards US to consummate the transactions contemplated hereunder is subject to the satisfaction or waiver on the Closing Date of each of the following conditions precedent:

          (a) No Injunctions or Restraints. No temporary restraining order or preliminary or permanent injunction of any court or administrative agency of competent jurisdiction prohibiting the consummation of the transactions contemplated hereunder shall be in effect.

          (b) Consents. All consents, approvals and waivers from third parties and governmental authorities and other parties set forth on Schedule 3.2(e) shall have been obtained, except where the failure to obtain any such consent, approval or waiver would not reasonably be expected to result in a World Heart Material Adverse Effect.

          (c) Representations and Warranties. The representations and warranties of World Heart set forth in this Agreement (i) which are qualified by materiality shall be true and correct in all respects or (ii) which are not so qualified shall be true and correct in all material respects, in each case, as of the Closing Date with the same effect as though made on and as of the Closing Date.

          (d) Performance of Obligations of World Heart. World Heart shall have performed in all material respects its obligations under this Agreement on or prior to the Closing Date.

          (e) Certificate. World Heart shall have delivered to Edwards US a certificate, dated the Closing Date and signed by a duly authorized executive officer, to the effect that the conditions set forth in Section 5.2(b), (c) and
(d) have been satisfied.

          (f) Transaction Agreements. World Heart shall have entered into the Transaction Agreements and the transactions contemplated thereby shall be consummated on the Closing Date.

          (g) Listing. The World Heart Common Shares to be issued upon conversion of the World Heart Preferred shall have been reserved for issuance and approved for listing on The Nasdaq National Market System and The Toronto Stock Exchange, subject to official notice of issuance, the delivery of final documentation and similar customary listing conditions.


                                   ARTICLE VI
                            SURVIVAL; INDEMNIFICATION

          SECTION VI.1. Survival. The representations and warranties contained in or made pursuant to this Agreement shall survive for a period of 12 months after the Closing Date; provided, however that the representations and warranties set forth in Section 3.2(m) shall survive until 60 days after the expiration of the statute of limitations applicable thereto. From and after the Closing, World Heart hereby agrees to indemnify and hold harmless Edwards US, in each case against certain liabilities, in accordance with the terms of this
Article VI. The Indemnifying Party (as defined below) shall not be obligated to provide such indemnification with respect to representations and warranties to the Indemnified Party (as defined below) unless the Indemnifying Party shall have received written notice thereof (including a reasonably detailed description of the basis of the claim) within the applicable time period for survival of such representations or warranty, as set forth above.

          SECTION VI.2. Indemnification. Subject to the other provisions of this
Article VI, from and after the Closing, World Heart shall indemnify and hold harmless Edwards US and its employees, directors and agents, in each case from and against any costs or expenses (including, without limitation, reasonable attorneys' fees, and the reasonable out-of-pocket expenses of testifying and preparing for testimony and responding to document and other information requests, whether or not a party to such litigation), judgments, fines, losses, claims (whether or not meritorious) and damages (collectively, "Damages"), as incurred, to the extent they relate to, arise out of or are the result of any breach or alleged breach of any representation, warranty or covenant.

          SECTION VI.3. Claims.

          (a) If an indemnified party (an "Indemnified Party") intends to seek indemnification pursuant to this Article VI, such Indemnified Party shall promptly notify the indemnifying party (the "Indemnifying Party"), in writing, of such claim describing such claim in reasonable detail, provided, that the failure to provide such notice shall not affect the obligations of the Indemnifying Party unless and only to the extent it is actually prejudiced thereby, subject, however, to the time periods specified in Section 6.1 hereof. In the event that such claim involves a claim by a third party against an Indemnified Party, the Indemnifying Party shall have 30 days after receipt of such notice to decide whether it will undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and if it so decides, the Indemnified Party shall cooperate with it in connection therewith, provided, that the Indemnified Party may participate in such settlement or defense through counsel chosen by it, and provided further, that the reasonable fees and expenses of such counsel shall be borne by the Indemnified Party. The Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld), settle or compromise any action. If the Indemnifying Party does not notify the Indemnified Party within 30 days after the receipt of notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not pay or settle any such claim without the consent of the Indemnifying Party (which consent shall not be unreasonably withheld).

          (b) Edwards US and World Heart shall cooperate fully in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to
Article VI, including, but not limited to, by providing the other party with reasonable access to employees and officers (including as witnesses) and other information.

          SECTION VI.4. Duplication. Any liability for indemnification hereunder shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement; provided, however, that subject to there being no duplication of recovery, the Indemnified Party shall be entitled to recover to the maximum extent provided in this Agreement.


                                   ARTICLE VII
                                  MISCELLANEOUS

          SECTION VII.1. Governing Law. This agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York, including, without limitation, Sections 5-1401, 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b).

          SECTION VII.2. Jurisdiction and Consent to Service. In accordance with the laws of the State of New York, and without limiting the jurisdiction or venue of any other court, the parties (a) agree that any suit, action or proceeding arising out of or relating to this Agreement may be brought in the state or federal courts of New York; (b) consent to the non-exclusive jurisdiction of each such court in any suit, action or proceeding relating to or arising out of this Agreement; (c) waive any objection which any of them may have to the laying of venue in any such suit, action or proceeding in any such court and waive any defense of forum non conveniens; and (d) agree that service of any court paper in any such suit, action or proceeding may be made in the same manner in which notices may be given pursuant to Section 7.3 of this Agreement.

          SECTION VII.3. Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be delivered (charges prepaid, receipt confirmed or return receipt requested (if available)) by hand, by nationally recognized air courier service, by certified mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given and effective (i) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section 7.3 (or in accordance with the latest unrevoked written direction from such party), (ii) if by certified mail, upon mailing or (iii) if given by facsimile when such facsimile is transmitted to the fax number specified in this Section 7.3 (or in accordance with the latest unrevoked written direction from such party), provided the appropriate confirmation is received.


                  To World Heart:

                           World Heart Corporation
                           1 Laser Street
                           Nepean, Ontario
                           K2E 7V1
                           Attn: Chief Financial Officer
                           Fax: (613) 226-4744

                  with a copy (which shall not constitute notice) to:

                           McCarthy Tetrault
                           The Chambers
                           1400-40 Elgin Street
                                    Ottawa, Ontario K1P 5K6
                           Attn:  Robert D. Chapman
                           Fax:  (613) 563-9386

                  To Edwards US:

                           Edwards Lifesciences (US) Inc.
                           One Edwards Way
                           Irvine, California 92614
                           Attn:  Associate General Counsel
                           Fax: (949) 250-2525

                  with a copy (which shall not constitute notice) to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           300 South Grand Avenue, Suite 3400
                           Los Angeles, California  90071-3144
                           Attn: Joseph J. Giunta, Esq.
                           Fax:   (213) 687-5600


          SECTION VII.4. Interpretation. When a reference is made in this Agreement to a Section, Schedule or Exhibit, such reference shall be to a Section, Schedule or Exhibit of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a specific Schedule, such reference shall be deemed to include, to the extent applicable, all the other Schedules. The table of contents, table of definitions, titles and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When the words "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All accounting terms not defined in this Agreement shall have the meanings determined by generally accepted accounting principles as of the date hereof. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

          SECTION VII.5. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

          SECTION VII.6. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

          SECTION VII.7. Entire Agreement; No Third Party Beneficiaries. This Agreement and the other Transaction Agreements, including all exhibits hereto and thereto, by and between Edwards US and World Heart,

          (a) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof; and

          (b) this Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns and is not intended to confer any rights, remedies or benefits on any Persons other than as expressly set forth in this
Section 7.7.

          SECTION VII.8. Further Assurances. Each party hereto shall do all such further acts and execute, acknowledge, deliver and file all such further instruments and documents as may be necessary or desirable to give effect to and carry out the transactions contemplated by this Agreement, including, in the case of World Heart, such acts, instruments and documents as may be necessary or desirable to convey and transfer to Edwards US the Shares to be purchased hereunder.

          SECTION VII.9. Amendments and Modifications; Waivers and Extensions.

          (a) No amendment, modification or termination of this Agreement shall be binding upon any other party unless executed in writing by the parties hereto intending to be bound thereby.

          (b) Any party to this Agreement may waive any right, breach or default which such party has the right to waive; provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No failure or delay in exercising any right, power or privilege hereunder shall be deemed a waiver or extension of the time for performance of any other obligations or acts nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          SECTION VII.10. Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned or delegated by any of the parties hereto without the prior written consent of World Heart or Edwards US, as the case may be, which may be withheld in its sole discretion except that Edwards US may assign all its rights and obligations to (a) the acquiror of all or substantially all of the assets of Edwards US including an acquisition through merger, provided that Edwards US shall in no event be released from its obligations hereunder without the prior written consent of World Heart and (b) the transferee of any of the Shares. Any attempted assignment or delegation of rights, duties or obligations hereunder in contravention hereof shall be void and of no effect.

          SECTION VII.11. Remedies Cumulative. The remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against the other party hereto.


          SECTION VII.12. Exhibits. Each of the exhibits referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by reference.

          SECTION VII.13. Expenses. Except as otherwise provided in this Agreement, each party to this Agreement shall bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representations, counsel and accountants; provided, however, the prevailing party in any legal action brought by one party against the other party and arising out of this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable attorneys' fees.

          SECTION VII.14. Press Releases and Public Announcements. All public announcements or disclosures relating to the transactions contemplated hereby shall be made only if mutually agreed upon by World Heart and Edwards US, except to the extent such disclosure is, in the opinion of counsel, required by applicable law; provided that any such required disclosure shall only be made, to the extent consistent with applicable law, after consultation with the other party.


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                             WORLD HEART CORPORATION


                             By:   /s/ Roderick M. Bryden
                                ------------------------------------------------
                                Name:   Roderick M. Bryden
                                Title:  President and Chief Executive Officer




                             EDWARDS LIFESCIENCES (US) INC.



                             By:      /s/ Michael A. Mussallem
                                ------------------------------------------------
                                Name:   Michael A. Mussallem
                                Title:  President and Chief Executive Officer

                                                                 Schedule 3.2(b)


WorldHeart and/or Newco Subsidiaries (other than Newco)

None.

                                                                 Schedule 3.2(d)
Capital Stock

Capitalization of WorldHeart (In Canadian S)

                                                                  March 31, 2000
                                                                    (Unaudited)


Shareholders' equity
         Common shares - unlimited number authorized                  72,879,220
                                                                     (15,023,402
                                                                  common shares)

         Preferred shares - issuable in series, unlimited number authorized, none issued

                                                     Schedule Schedule 3.2(d)(i)

Common shares authorized, issued and outstanding

(a) Authorized

Authorized capital stock of the Corporation consists of an unlimited number of common shares and an unlimited number of preferred shares issuable in series.

(b) Outstanding

There are 15,023,751 common shares outstanding.

                                                    Schedule Schedule 3.2(d)(ii)


Options,   Warrants,   Calls,   Pre-emptive  rights,   Voting  debts,  or  other
arrangements

Warrants

                                           Issued        Exercised       Balance

IPO-1996
                Cdn Underwriter             75,000                       75,000
                US Underwriter             200,000   (50,729)           149,271

Special Warrants - 1998
                US IPO Underwriter          35,000                       35,000
                Cdn. Underwriter            83,720   (83,720)                 0
                Cdn. Underwriter           125,580   (36,400)            89,180

Bought deal - 2000
                Cdn Underwriter             85,000                       85,000
                                           519,300   (170,849)          348,451

Stock Options
                             1996                                        37,800
                             1997                                        36,500
                             1998                                       140,002
                             1999                                       258,901
                             2000                                       182,288

                                                                        -------
                                                                        655,491
                                                                        -------

No other arrangements exist relating to the issued or unissued capital stock of WorldHeart.

                                                             Schedule 3.2(d)(iv)

Voting Trusts or other agreements

Shareholders Agreement dated April 1, 1996 among Roderick M. Bryden, Michael C.J. Cowpland, Dr. Tofy Mussivand, Ottawa Heart Institute Research Corporation, and World Heart Corporation.

                                                                 Schedule 3.2(e)

Material Contracts re - consent

None.

                                                                 Schedule 3.2(j)


Litigation

The Corporation filed a complaint against Abiomed, Inc. in the Federal District Court for the District of Delaware on January 20, 1998. The complaint was based on alleged breach of contract, misappropriation of trade secrets, conversion of trade secrets and patent infringement relating to the Corporation's patented transcutaneous energy transfer technology. Abiomed, Inc. filed a motion to include a counterclaim alleging that the Corporation misappropriated its trade secrets. Prior to the trial, the Corporation dropped its claim against Abiomed, Inc. for patent infringement. On February 4, 2000, the trial of the Corporation's complaint concluded with the jury finding in favour of Abiomed, Inc. The effect of the decision is to determine that Abiomed, Inc.'s transcutaneous energy transfer system does not incorporate or rely upon trade secrets which belong to the Corporation. The decision does not affect the Corporation's ownership of its own TET technology. The Corporation has filed a motion to set aside the decision, sanction Abiomed, Inc. and seek a new trial. As of March 3, 2000, Abiomed, Inc. has withdrawn all counterclaims against the Corporation.

                                                                 Schedule 3.2(n)

Infringement of intellectual property

See schedule 3.2(j).

                                                                    Schedule 4.1

Conduct of Business of WorldHeart

Special grant of 150,000 options for common shares to WorldHeart and Novacor LLC employees.


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                                    EXHIBIT I

          The first series of preferred shares shall be designated Cumulative Redeemable Convertible Preferred Shares, Series A (the "Series A Shares") and shall have attached thereto, in addition to the rights, privileges, restrictions, conditions and limitations attaching to the Preferred Shares as a class, the following rights, privileges, restrictions and conditions (the "Series A Provisions"):

1 General

1.1 Definitions

          Where used in these Series A Provisions, the following words and phrases shall, unless there is something in the context otherwise inconsistent therewith, have the following meanings, respectively:

          (1) "business day" means a day other than a Saturday, Sunday or any other day when banks in the municipality in Canada in which the Corporation's registered office is then situated are authorized by applicable laws to be closed;

          (2) "Common Shares" means common shares of the Corporation as such shares were constituted on o, 2000, or as such shares may be changed from time to time, provided that any adjustment in the Conversion Rate required by clause 3.5 hereof has been made;

          (3) "close of business" means the normal closing hour of the principal office of the transfer agent for the Common Shares located nearest to the registered office of the Corporation;

          (4) "Conversion Rate" at any time means the number of Common Shares into which one Series A Share may be converted at such time in accordance with the provisions of section 3;

          (5) "Current Market Price" of the Common Shares on any date means the arithmetic weighted average of board lot prices for sales of Common Shares on The Toronto Stock Exchange and the Nasdaq
               National Market (with prices on The Toronto Stock Exchange converted into United States dollars at the noon buying rate certified by the New York Federal Reserve Bank for customs purposes on such date) or, if the Common Shares are not then listed and posted for trading on The Toronto Stock Exchange or the Nasdaq National Market, on such stock exchange on which such shares are listed and posted for trading and on which such shares are most actively traded, during the 20 consecutive trading days ending on a date not earlier than the 5th trading day preceding such date, provided that in the event the Common Shares are not listed on any stock exchange the Current Market Price shall be determined by an independent investment dealer selected by the directors which determination shall be conclusive;

          (6) "Deferred Dividend Amount" in respect of a Series A Share means an amount calculated and compounded semi-annually on the dividend payment dates determined at a rate of 5% per annum during the Initial Dividend Period and at a rate 10% per annum during the Subsequent Dividend Period on the aggregate of (i) the amount of all preferential cumulative dividends that have not been paid on such Series A Share on the scheduled dividend payment date or dividend payment dates, whether or not such dividends were declared, for so long as such dividends remain accrued and unpaid from time to time and (ii) the Deferred Dividend Amount that has accumulated in prior calculation periods and remains unpaid; the period from and including a dividend payment date to, but not including, the next dividend payment date is a "calculation period" for the purposes of this definition;

          (7) "director" means a director of the Corporation for the time being and "directors" or "board of directors" means the board of directors of the Corporation or, if duly constituted and empowered, the executive committee of the board of directors of the Corporation for the time being, and reference, without further elaboration, to action by the directors means either action by the directors of the Corporation as a board or action by the said executive committee as such committee;

          (8) "herein", "hereto", "hereunder", "hereof", "hereby" and similar expressions mean or refer to these Series A Provisions and not to any particular section, clause, subclause, subdivision or portion hereof, and the expressions "section", "clause" and "subclause" followed by a number or a letter mean and refer to the specified section, clause or subclause hereof;

          (9) "Initial Issue Date" means the first date on which any Series A Shares are issued and outstanding;

          (10) "Junior Shares" means any shares of the Corporation ranking after or subordinate to the Series A Shares as to the payment of dividends or the return of capital, including, without limiting the generality of the foregoing, the Common Shares;

          (11) "Liquidation Distribution" means the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs;

          (12) "ranking as to capital" means ranking or priority with respect to the distribution of assets in the event of a Liquidation Distribution;

          (13) "Series A Holder" means a person recorded on the securities register of the Corporation as being the registered holder of one or more Series A Shares;

          (14) "trading day" means any day on which The Toronto Stock Exchange or the Nasdaq National Market are open for business and on which one or more board lots of the relevant class of shares of the Corporation are traded on either or both such exchanges; and

          (15) "transfer agent" means the corporation or corporations from time to time appointed by the directors as the transfer agent for the Series A Shares and, in the event that no such person is appointed, "transfer agent" means the Corporation.

1.2 Gender, etc.

          Words importing only the singular number include the plural and vice versa and words importing any gender include all genders.

1.3 Currency

          All monetary amounts referred to herein shall be in lawful money of the United States of America.

1.4 Headings

          The division of these Series A Provisions into sections, clauses, subclauses or other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.5  Business Day

          In the event that any date upon which any dividends on the Series A Shares are payable by the Corporation, or upon or by which any other action is required to be taken by the Corporation or any Series A Holder hereunder, is not a business day, then such dividend shall be payable or such other action shall be required to be taken on or by the next succeeding day which is a business day.

1.6 Business  Corporations Act (Ontario)

          These Series A Provisions shall be governed by and are subject to the applicable provisions of the Business Corporations Act (Ontario), as such statute may from time to time be amended, varied, replaced or re-enacted (the "OBCA") and all other laws binding upon the Corporation and, except as otherwise expressly provided herein, all terms used herein which are defined in the OBCA shall have the respective meanings ascribed thereto in the said Act.

2 Dividends

2.1 Declaration and Payment of Dividends

2.2 The holders of Series A Shares shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the board of directors, preferential cumulative cash dividends at the rate per Series A Share (a) during the period from the Initial Issue Date to the third anniversary of the Initial Issue Date (the "Initial Dividend Period") at a rate per annum equal to the greater of (i) $0.7275 and (ii) the amount that would have been paid during such period if such Series A Share had been converted into Common Shares at the Conversion Rate immediately prior to the start of such period, and (b) thereafter (the "Subsequent Dividend Period") at a rate per annum equal to the greater of (iii) $1.455 and (iv) the amount that would have been paid during such period if such Series A Share had been converted into Common Shares at the Conversion Rate immediately prior to the start of such period. To the extent that non-cash dividends have been paid on the Common Shares during a period, the amount payable under (ii) and (iv) above shall include the cash equivalent value of such non-cash dividends determined as of the date payment was made to the holders of Common Shares. Such dividends shall accrue from and including the date of issue of such shares and, subject as hereinafter provided, shall be payable semi-annually on the o day of each of o and o in each year (each of which dates is hereinafter referred to as a "dividend payment date"). The first dividend payment date shall be ___, 2000.

2.3 Amount of Dividend

          The amount of the dividend for any period which is less than a full half-year with respect to any Series A Share:

          (i)  which is issued, redeemed or purchased; or

          (ii) where assets of the Corporation are distributed to the Series A Holders pursuant to section 7 hereof;

shall be equal to the amount calculated by multiplying the annual dividend entitlement contemplated in section 2.1 for the relevant period by a fraction the numerator of which is the number of days in such half-year for which such share has been outstanding (including the dividend payment date at the beginning of such half-year if such share was outstanding on that date and excluding the next succeeding dividend payment date if such share was outstanding on that date), and the denominator of which is 365.

          The amount of the dividend payable in respect of each Series A Share on the first dividend payment date following the Initial Issue Date shall be that proportion of $0.36375 which the number of days from and including the Initial Issue Date to but excluding such dividend payment date is to the total number of days in the six month period immediately preceding such dividend payment date.

2.4  Cumulation  of Dividends

          If on any dividend payment date a dividend accrued to and payable on such date is not paid in full on the Series A Shares then issued and outstanding, the dividend or the unpaid part thereof shall be paid on a subsequent date as determined by the board of directors. The Series A Holders shall not be entitled to any dividends other than or in excess of the preferential cumulative dividends provided for in this section 2.

2.5 Method of Payment

          Any dividends declared on the Series A Shares shall be paid by forwarding by pre-paid first class mail, mailed on or before the dividend payment date, addressed to each Series A Holder at its address as it appears on the books of the Corporation or, in the case of joint holders, to the address of that one of the joint holders whose name stands first in the books of the Corporation, a cheque for such dividends (less the amount of any tax required to be deducted or withheld by the Corporation) payable to or to the order of such holder (or, in the case of joint holders, registered in the name of, all such holders, failing written instructions from them to the contrary). Notwithstanding the foregoing, any dividend cheque may be delivered to a Series A Holder at its address as aforesaid. The mailing or delivery of any such cheque in the foregoing manner shall satisfy such dividends to the extent of the sum represented by such cheque (plus the amount of any tax required to be deducted or withheld as aforesaid) unless such cheque is not paid on presentation. Each dividend on the Series A Shares shall be paid to the registered holders appearing on the registers at the close of business on such day (which shall not be more than 30 days preceding the date fixed for payment of such dividend) as may be determined in advance from time to time by the directors.

3 Conversion

3.1 Right to Convert

          Upon and subject to the terms and conditions hereinafter set forth, the holders of Series A Shares shall have the right, at any time and from time to time, commencing on the earlier of (i) the sixth anniversary of the Initial Issue Date and (ii) the third anniversary of the Initial Issue Date if a take-over bid (as defined in the Securities Act (Ontario)) is announced for the Common Shares or if the Corporation agrees to participate in a Capital Reorganization (as defined in subclause 3.5.4. below), and ending up to the close of business on ___, 2007, or, in the case of Series A Shares called for redemption after the Series A Shares have become convertible, to the close of business on the business day immediately preceding the date fixed for redemption, whichever is earlier (provided, however, that if the Corporation shall fail to redeem such Series A Shares in accordance with the notice of redemption the right of conversion shall thereupon be restored as if such call for redemption had not been made), to convert all or any part of their Series A Shares into fully paid and non-assessable Common Shares, at the Conversion Rate in effect on the date of conversion. Unless and until adjusted in accordance with these Series A Provisions, the Conversion Rate shall be one Common Share for each Series A Share to be converted.

3.2 Conversion Procedure

          The conversion right provided for in clause 3.1 may be exercised by completing and executing the notice of conversion on the certificate or certificates representing the Series A Shares in respect of which the holder thereof desires to exercise such right of conversion and by delivering the said certificate or certificates to the transfer agent for the Series A Shares at any office for the transfer of the Series A Shares. The said notice of conversion shall be signed by such holder or by his duly authorized attorney or agent, with signature guaranteed in a manner satisfactory to the transfer agent and shall specify the number of Series A Shares which the Series A Holder desires to have converted. The transfer form in the certificate or certificates in question need not be endorsed, except in the circumstances contemplated by clause 3.3. If less than all the Series A Shares represented by a certificate or certificates are to be converted, the Series A Holder shall be entitled to receive, at the expense of the Corporation, a new certificate representing the Series A Shares represented by the certificate or certificates surrendered as aforesaid which are not to be converted.

3.3 Person to Whom Common Shares Will be Issued

          On any conversion of Series A Shares the share certificates for Common Shares resulting therefrom shall be issued at the expense of the Corporation in the name of the registered holder of the Series A Shares converted or in such name or names as such registered holder may direct in writing, provided that such registered holder shall pay any applicable security transfer taxes. In any case where the Common Shares are to be issued in the name of a person other than the holder of the converted Series A Shares, the transfer form on the back of the certificates in question shall be endorsed by the registered holder of the Series A Shares or its duly authorized attorney or agent, with signature guaranteed in a manner satisfactory to the transfer agent.

 3.4 Effective Date of Conversion

          Each Series A Holder whose shares are to be converted in whole or in part (or any other person or persons in whose name or names any certificates representing Common Shares are issued as provided in clause 3.3) shall be deemed to have become the holder of record of the Common Shares into which such Series A Shares are converted, for all purposes, on the respective dates of receipt by the transfer agent of the certificate or certificates representing the Series A Shares to be converted as provided in clause 3.2, notwithstanding any delay in the delivery of the certificate or certificates representing the Common Shares into which such Series A Shares have been converted and, effective as of and throughout such respective dates, the Series A Holder shall cease to be registered as the holder of record of the Series A Shares so converted.

3.5  Adjustment of Conversion Rate

     3.5.1 If and whenever at any time and from time to time the Corporation shall: (i) subdivide, redivide or change its then outstanding Common Shares into a greater number of Common Shares; (ii) reduce, combine or consolidate or change its then outstanding Common Shares into a lesser number of Common Shares; or
(iii) issue Common Shares (or securities exchangeable or convertible into Common Shares) to the holders of all or substantially all of its then outstanding Common Shares by way of stock dividend or other distribution (other than a stock dividend paid in the ordinary course) (any of such events being herein called a "Common Share Reorganization"), the Conversion Rate shall be adjusted effective immediately after the record date at which the holders of Common Shares are determined for the purpose of the Common Share Reorganization by multiplying the Conversion Rate in effect on such record date by the quotient obtained when:

          (A) the number of Common Shares outstanding after the completion of such Common Share Reorganization (but before giving effect to the issue of any Common Shares issued after such record date otherwise than as part of such Common Share Reorganization) including, in the case where securities exchangeable or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares on such record date, is divided by

          (B) the number of Common Shares outstanding on such record date before giving effect to the Common Share Reorganization.

     3.5.2 If and whenever at any time the Corporation shall fix the record date for the issuance of rights, options or warrants to the holders of all or substantially all of its outstanding Common Shares entitling them for a period expiring no more than 45 days after such record date to subscribe for or to purchase Common Shares (or securities of the Corporation convertible into Common Shares) at a price per Common Share (or having a conversion price per Common Share) of less than 95% of the Current Market Price of a Common Share on such record date (any such event being herein referred to as a "Rights Offering"), then the Conversion Rate then in effect shall be adjusted immediately after such record date by multiplying the Conversion Rate in effect on such record date by the quotient obtained when:

          (A) the sum of the number of Common Shares outstanding on such record date and the number of additional Common Shares offered for subscription or purchase under the Rights Offering (or the number of Common Shares into which the securities so offered are convertible) is divided by

          (B) the sum of the number of Common Shares outstanding on such record date and a number determined by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase under the Rights Offering (or the aggregate conversion price of the convertible securities so offered) by the Current Market Price of a Common Shares on such record date.

          Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. If such rights, options or warrants are not so issued or if, at the date of expiry of the rights, options or warrants subject to the Rights Offering, less than all the rights, options or warrants have been exercised, then the Conversion Rate shall be readjusted effective immediately after the date of expiry to the Conversion Rate which would have been in effect if such record date had not been fixed or to the Conversion Rate which would then be in effect on the date of expiry if the only rights, options or warrants issued had been those that were exercised, as the case may be.

     3.5.3 If and whenever at any time the Corporation shall fix a record date for the making of a distribution (including a distribution by way of stock dividend) to the holders of all or substantially all its outstanding Common Shares of: (i) shares of the Corporation of any class other than Common Shares (and shares convertible into Common Shares referred to in subclause 3.5.1); (ii) rights, options or warrants (excluding a Rights Offering, rights, options or warrants exercisable within 45 days of the record date having a conversion price per Common Share equal to or greater than 95% of the then Current Market Price);
(iii) evidences of its indebtedness (excluding indebtedness convertible into Common Shares referred to in subclause 3.5.1); or (iv) assets (other than with respect to (i), (ii), (iii) and (iv) above, dividends paid in the ordinary course and a Common Share Reorganization) (any such event being herein referred to as a "Special Distribution") then, in each such case, the Conversion Rate shall be adjusted effective immediately after the record date at which the holders of Common Shares are determined for the purposes of the Special Distribution by multiplying the Conversion Rate in effect on such record date by the quotient obtained when:

          (A) the product obtained when the number of Common Shares outstanding on the record date is multiplied by the Current Market Price of a Common Share on such date, is divided by

          (B) the difference obtained when the amount by which the aggregate fair market value (as determined by the board of directors, which determination shall be conclusive) of the shares, rights, options, warrants, evidences of indebtedness or assets, as the case may be, distributed in the Special Distribution exceeds the fair market value (as determined by the board of directors, which determination shall be conclusive) of the consideration, if any, received therefor by the Corporation, is subtracted from the product obtained when the number of Common Shares outstanding on the record date is multiplied by the Current Market Price of a Common Share on such date, provided that no such adjustment shall be made if the result of such adjustment would be to decrease the Conversion Rate in effect immediately before such record date. Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such distribution is not so made, the Conversion Rate shall be readjusted effective immediately to the Conversion Rate which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or assets actually distributed.

     3.5.4 If and whenever there is a capital reorganization of the Corporation not otherwise provided for in this clause 3.5 or a consolidation, merger, arrangement or amalgamation (statutory or otherwise) of the Corporation with or into another body corporate (any such event being called a "Capital
Reorganization"), any Series A Holder who has not exercised its right of conversion prior to the record date for such Capital Reorganization shall be entitled to receive and shall accept, upon the exercise of such right at any time after the record date for such Capital Reorganization, in lieu of the number of Common Shares to which it was theretofore entitled upon conversion, the aggregate number of shares or other securities of the Corporation or of the corporation or body corporate resulting, surviving or continuing from the Capital Reorganization that such holder would have been entitled to receive as a result of such Capital Reorganization if, on the record date, it had been the registered holder of the number of Common Shares to which he was theretofore entitled upon conversion, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in clauses
3.5 and 3.6; provided that no such Capital Reorganization shall be carried into effect unless all necessary steps shall have been taken so that the Series A Holders shall thereafter be entitled to receive such number of shares or other securities of the Corporation or of the corporation or body corporate resulting, surviving or continuing from the Capital Reorganization.

     3.5.5 In the case of any reclassification of, or other change in, the outstanding Common Shares other than a Common Share Reorganization or a Capital Reorganization, the right of conversion shall be adjusted immediately after the record date for such reclassification or other change so that Series A Holders shall be entitled to receive, upon the exercise of such right at any time after the record date of such reclassification or other change, such shares, securities or rights as they would have received had such Series A Shares been converted into Common Shares immediately prior to such record date subject to adjustment thereafter in accordance with provisions, the same as nearly may be possible, as those contained in clauses 3.5 and 3.6.

     3.5.6 In the event that one or more preferential cumulative dividends are not paid on the Series A Shares on the scheduled dividend payment date, whether or not such dividend or dividends were declared, and such dividend or dividends remain accrued but unpaid or there is a Deferred Dividend Amount in respect of such Series A Share, at the time that a Series A Holder exercises his right to convert such Share, the Conversion Rate for each Series A Share so converted shall be adjusted effective on the base of conversion by multiplying (a) the Conversion Rate in effect immediately prior to the time of conversion by (b) the quotient obtained when (i) the sum of (A)$14.55 plus (B) the amount of accrued but unpaid dividends on such Series A Share plus (C) the Deferred Dividend Amount in respect of such Series A Share, is divided by (ii) $14.55.

3.6 Rules for Adjustment of Conversion  Rate

          The following rules and procedures shall be applicable to the adjustments of the Conversion Rate made pursuant to clause 3.5:

     3.6.1 If the purchase price provided for in any rights, options or warrants (the "Rights Offering Price") referred to in subclauses 3.5.2 or 3.5.3 is decreased, the Conversion Rate shall forthwith be changed so as to increase the Conversion Rate to such Conversion Rate as would have been obtained had the adjustment to the Conversion Rate made pursuant to subclauses 3.5.2 or 3.5.3, as the case may be with respect to such rights, options or warrants been made upon the basis of the Rights Offering Price as so decreased, provided that the provisions of this subclause 3.6.1 shall not apply to any decrease in the Rights Offering Price resulting from provisions in any such rights, options or warrants designed to prevent dilution if the resulting increase in the Conversion Rate under this subclause 3.6.1 is not greater than the increase, if any, in the Conversion Rate to be made pursuant to the provisions of this section 3 by virtue of the occurrence of the event giving rise to such decrease in the Rights Offering Price;

     3.6.2 No adjustment in the Conversion Rate shall be required unless an increase or decrease of at least one per cent of the prevailing Conversion Rate would result; provided, however, that any adjustment which, except for the provisions of this subclause 3.6.2 would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

     3.6.3 No adjustment in the Conversion Rate shall be made pursuant to subclauses 3.5.2 or 3.5.3 in respect of any rights, options, warrants or distributions if identical rights, options, warrants or shares are issued to the holders of the Series A Shares as though and to the same effect as if they had converted their Series A Shares into Common Shares prior to the issue of such rights, options, warrants or shares;

     3.6.4 In the absence of a resolution of the directors fixing a record date for a Special Distribution or a Rights Offering, the Corporation shall be deemed to have fixed as the record date therefor the date on which the Special Distribution or Rights Offering is effected;

     3.6.5 Forthwith after any adjustment in the Conversion Rate, the Corporation shall file with the transfer agent of the Corporation for the Series A Shares a certificate of an officer of the Corporation certifying as to the amount of such adjustment and, in reasonable detail, the event requiring and the manner of computing such adjustment; the Corporation shall also at such time mail, by prepaid first class mail, a copy of such certificate to the Series A Holders; and

     3.6.6 Any question that at any time or from time to time arises with respect to the Conversion Rate or any adjustment in the amount of the Conversion Rate or the amount of any cash payment made in lieu of issuing a fractional share shall be conclusively determined by the auditors from time to time of the Corporation and shall be binding upon the Corporation and all shareholders, transfer agents and registrars of Series A Shares and Common Shares.

3.7  Entitlement  to  Dividends

          Each Series A Holder on the record date for any dividend declared payable on the Series A Shares shall be entitled to such dividend notwithstanding that any Series A Share owned by him is converted after such record date and before the payment date of such dividend. The registered holder of any Common Share resulting from any conversion effected pursuant to this section 3 shall be entitled to rank equally with the registered holders of all other Common Shares in respect of all dividends declared payable to holders of Common Shares of record on or after the date of conversion. Except as provided in clauses 3.5 and 3.7, no adjustment will be made on account of any dividend declared or accrued prior to the date of conversion, on the Series A Shares converted or the Common Shares resulting from any conversion.

3.8 Notice of Certain  Events

          If the Corporation intends to fix a record date for any Common Share Reorganization (other than a subdivision, consolidation or reclassification), Rights Offering, Special Distribution or Capital Reorganization, the Corporation shall, not less than 21 days prior to such record date, notify each Series A Holder of such intention by written notice setting forth the particulars of such Common Share Reorganization, Rights Offering, Special Distribution or Capital Reorganization in reasonable detail, to the extent that such particulars have been determined at the time of giving of the notice.

3.9 Avoidance of Fractional Shares

          In any case where a fraction of a Common Shares would otherwise be issuable on conversion of one or more Series A Shares, the Corporation shall, at its option, either: (i) adjust such fractional interest by payment by cheque in an amount equal to the then current market value of such fractional interest; or
(ii) issue in respect of such fraction a scrip certificate transferable by delivery entitling the holder thereof and of other similar certificates aggregating one full Common Share, upon surrender of such certificates at such place as may be designated therein, to obtain from the Corporation a full Common Share and to receive a share certificate therefor; such cheques shall be payable to the holders thereof in lawful money of the United States of America at par at any branch of the Corporation's bankers for the time being and such scrip certificates shall be in such form and shall be subject to such terms and conditions as the directors may determine and shall provide that the holder thereof shall not thereby be a shareholder and shall not be entitled to receive dividends or to any other rights of a shareholder. The amount of any cash adjustment shall equal the Current Market Price of such fractional interest. When scrip certificates are issued such scrip certificates may contain, without limitation, provisions to the effect that, after the expiration of one year from their date of issuance, the Corporation may sell or cause to be sold all the shares then represented by unsurrendered scrip certificates and the sole rights of the holders of the scrip certificates after the expiration of said period shall be, against surrender of their scrip certificates, to receive payment of their proportionate amount of the net proceeds of such sale, less taxes and costs of sale, payable by cheque in lawful money of the United States of America at par at any branch of the Corporation's bankers for the time being. If a cash adjustment or a proportionate amount of the net proceeds of a sale is to be paid pursuant to the provisions of this clause 3.9, the mailing by prepaid first class mail from the Corporation's registered office or any office of the registrar for the Series A Shares to a Series A Holder who has exercised its right to convert, at its last address as shown on the books of the Corporation, shall be deemed to be payment of the cash adjustment or the proportionate amount of the net proceeds of a sale, as the case may be, resulting from such fractional interest, unless the cheque is not paid upon due presentation. Cash adjustments or proportionate amounts that are represented by a cheque which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which the same became payable shall be forfeited to the Corporation.

3.10  Postponement  of Issuance  of Shares upon  Conversion

          In any case where the application of the foregoing provisions results in an increase of the Conversion Rate taking effect immediately after the record date for a specific event, if any Series A Shares are converted after that record date and prior to completion of the event, the Corporation may postpone the issuance to the Series A Holder of the additional Common Shares to which it is entitled by reason of the increase of the Conversion Rate but such additional Common Shares shall be issued and delivered to that holder upon completion of the event and the Corporation shall deliver to the holder an appropriate instrument evidencing its right to receive such additional Common Shares.

3.11  Reservation  of  Common  Shares

          So long as any of the Series A Shares are outstanding and entitled to the right of conversion herein provided, the Corporation will at all times reserve and hold out of its unissued Common Shares a sufficient number of unissued Common Shares to enable all of the Series A Shares outstanding to be converted upon the basis and upon the terms and conditions herein provided in this section 3; provided that nothing contained in this clause 3.11 shall affect or restrict the right of the Corporation to issue Common Shares from time to time.

4 Redemption

4.1 Optional and Mandatory Redemption

          The Corporation, upon giving notice as hereinafter provided, may redeem all at any time and part from time to time of the then outstanding Series A Shares, and on o, 2007 the Corporation shall redeem all of the then outstanding Series A Shares on payment for each share to be redeemed of $14.55 together in each case with an (i) amount equal to all accrued and unpaid cumulative preferential dividends thereon calculated to but excluding the date fixed for redemption and (ii) the Deferred Dividend Amount in respect of such Series A Share, the whole constituting and herein referred to as the "Redemption Price".

4.2 Partial  Redemption

          If less than all the Series A Shares are at any time to be redeemed, the shares to be redeemed shall be selected on a pro rata basis, disregarding fractions, according to the number of Series A Shares held by each of the registered holders thereof. If less than all of the Series A Shares are at any time to be redeemed and a Series A Holder has duly exercised his right to convert into Common Shares all or any part of the number of Series A Shares held by such holder which have been called for redemption, the number of Series A Shares held by such Series A Holder to be redeemed shall be reduced by the number (but not exceeding the number of Series A Shares held by such Series A Holder called for redemption) of Series A Shares in respect of which such registered holder has duly exercised its right to convert into Common Shares. If a part only of the Series A Shares represented by any certificate shall be redeemed, a new certificate representing the balance of such shares shall be issued to the holder thereof at the expense of the Corporation upon presentation and surrender of the first mentioned certificate.

4.3 Method of Redemption

     4.3.1 In any case of redemption of Series A Shares, the Corporation shall not less than 30 days and not more than 60 days before the date specified for redemption send by prepaid first class mail or deliver to the registered address of each person who at the date not more than seven days prior to the date of mailing or delivery is a Series A Holder to be redeemed, a notice in writing of the intention of the Corporation to redeem the Series A Shares registered in the name of such holder. Accidental failure or omission to give such notice to one or more holders shall not affect the validity of such redemption, but upon such failure or omission being discovered notice shall be given forthwith to such holder or holders and such notice shall have the same force and effect as if given in due time. Such notice shall set out the number of Series A Shares held by the person to whom it is addressed which are to be redeemed, the Redemption Price, the date specified for redemption and the place or places within Canada at which holders of Series A Shares may present and surrender such shares for redemption. If the date specified for such redemption is a date on or after o, 2006, such notice shall also set forth the then applicable Conversion Rate (as defined in section 3 hereof) and shall state that the right of the holder to convert the shares so to be redeemed will cease and terminate at the close of business on the business day immediately preceding the date specified for redemption.

     4.3.2 On and after the date so specified for redemption, the Corporation shall pay or cause to be paid to or to the order of the Series A Holders to be redeemed the Redemption Price of such shares on presentation and surrender of the certificate or certificates representing the Series A called for redemption, at the registered office of the Corporation or any other place or places within Canada specified in the notice of redemption. Payment in respect of Series A Shares being redeemed shall be made by cheque payable to the holder thereof in lawful money of the United States of America at any branch of the Corporation's bankers for the time being.

     4.3.3 From and after the date specified for redemption in any such notice of redemption, the Series A Shares called for redemption shall cease to be entitled to dividends or any other participation in the assets of the Corporation and the holders thereof shall not be entitled to exercise any of their other rights as shareholders in respect thereof unless payment of the Redemption Price shall not be made upon presentation and surrender of the certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected.

     4.3.4 The Corporation shall have the right at any time on or after the mailing or delivery of notice of its intention to redeem Series A Shares to deposit the Redemption Price of the Series A Shares so called for redemption, or of such of the Series A Shares which are represented by certificates which have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, to a special account in any specified Canadian chartered bank named in such notice of redemption or in a subsequent notice to the registered holders of the shares in respect of which the deposit is made, to be paid without interest to or to the order of the respective Series A Holders whose shares have been called for redemption, upon presentation and surrender to such chartered bank of the certificates representing such shares. Upon such deposit being made or upon the date specified for redemption in such notice, whichever is later, the Series A Shares in respect of which such deposit shall have been made shall be deemed to have been redeemed and the rights of the holders thereof after such deposit or such redemption date, as the case may be shall be limited to receiving their proportion (less any tax required to be deducted or withheld therefrom) of the amount so deposited without interest, upon presentation and surrender of the certificate or certificates representing the Series A Shares being redeemed. Any interest allowed on any such deposit shall belong to the Corporation.

     4.3.5 Redemption moneys that are represented by a cheque which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed (including moneys held on deposit in a special account as provided for above) for a period of six years from the date specified for redemption shall be forfeited to the Corporation.

5  Purchase for Cancellation

          Subject to the provisions of section 5 hereof and the provisions attaching to the Preferred Shares as a class, the Corporation may at any time and from time to time purchase for cancellation all or any part of the then outstanding Series A Shares in the open market (including purchases through or from an investment dealer or a member of a recognized stock exchange) or by invitation for tenders addressed to all of the holders of Series A Shares then outstanding, at the lowest price or prices at which, in the opinion of the board of directors, such shares are then obtainable, but not exceeding a price per share equal to the then applicable Redemption Price. If, in response to an invitation for tenders under the provisions of this section 5, more Series A Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, the Series A Shares to be purchased by the Corporation shall be purchased from holders tendering at the same price, as nearly as may be possible, pro rata according to the number of shares tendered by each holder who submits a tender to the Corporation, provided that when shares are tendered at different prices, the pro rating shall be effected only with respect to the shares tendered at the price at which more shares were tendered than the Corporation is prepared to purchase after the Corporation has purchased all the shares tendered at lower prices.

6   Restrictions on Dividends, Retirement and Issuance of Shares

          While any Series A Shares are outstanding, the Corporation shall not, without the approval of the holders of Series A Shares given as hereinafter specified:

          (a) call for redemption, redeem, purchase, retire or acquire for value or distribute in respect of any Junior Shares (except to the extent and out of net cash proceeds received by the Corporation from a substantially concurrent issue of Junior Shares); or

          (b) except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching to any series of Preferred Shares, call for redemption, redeem, purchase or otherwise retire for value any other shares ranking as to capital or dividends on a parity with the Series A Shares.

     While any Series A Shares are outstanding, the Corporation shall not, without the approval of the holders of Series A Shares given as hereinafter provided:

          (a) declare, set aside for payment or pay any dividends on or make distributions on or in respect of any Junior Shares (other than dividends consisting of Junior Shares);

          (b) reserve, set aside, allot or issue any shares ranking as to capital or dividends prior to or on a parity with the Series A Shares or any securities convertible into or exchangeable for such shares;

unless, in each such case, all dividends then payable on the Series A Shares then outstanding accrued up to and including the dividends payable on the immediately preceding respective date or dates for the payment of dividends thereon shall have been declared and paid or set apart for payment or unless such action has been approved by the Series A Holders.

7  Liquidation, Dissolution  or Winding-Up

          In the event of any Liquidation Distribution, each Series A Holder shall be entitled to receive before any amount shall be paid by the Corporation or any assets of the Corporation shall be distributed to registered holders of shares ranking as to capital junior to the Series A Shares in connection with the Liquidation Distribution, an amount equal to the greater of (a) the stated capital per share of all Series A Shares held by such holder, together with (i) an amount equal to all accrued but unpaid cumulative dividends thereon plus (ii) the Deferred Dividend Amount and (b) the distribution which such Series A Holder would have been entitled to receive if the Series A Holder's Series A Shares had been converted into Common Shares at the Conversion Rate immediately prior to the Liquidation Distribution. After payment to the Series A Holders of the amount so payable to them, they shall not be entitled to share in any further distribution of assets of the Corporation.

8 Voting Rights

8.1 The holders of Series A Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation but shall not be entitled (except as hereinafter specifically provided and except as otherwise provided by the OBCA) to vote at any such meeting; provided, however, that the holders of Series A Shares shall be entitled, voting exclusively and separately as a class, to elect one director of the Corporation.

8.2 A meeting of the holders of the Series A Shares for the purpose of electing a director may be held upon not less that 21 days' written notice to the holders of the Series A Shares and such meeting shall be called by the Secretary of the Corporation upon the written request of the holders of record of at least 10 per cent of the issued and outstanding Series A Shares; in default of the calling of such meeting by the Secretary within five days after the making of such request, such meeting may be called by any holder of record of Series A Shares.

8.3 Any vacancy occurring in the director elected to represent the holders of Series A Shares in accordance with the foregoing provisions of this section may be filled by the board of directors of the Corporation with the consent and approval of the holders of record of a majority of the Series A Shares. Whether or not such vacancy is so filled by the board of directors, when there is no director in office who has been elected to represent the holders of Series A Shares the holders of record of at least ten per cent of the outstanding Series A Shares shall have the right to require the Secretary of the Corporation to call a meeting of the holders of Series A Shares for the purpose of filling the vacancy or replacing the person filling such vacancy who has been appointed by the board of directors and the provisions of the last preceding section shall apply in respect of the calling of such meeting.

9  Amendments To Series A Provisions

          These Series A Provisions may be repealed, altered, modified, amended or varied only with the prior approval of the holders of the Series A Shares given in the manner provided in section 10 hereof in addition to any other approval required by the OBCA or any other statutory provision of like or similar effect applicable to the Corporation, from time to time in force.

10  Consents and Approvals

10.1 The consent or approval of the Series A Holders with respect to any and all matters may be given by one or more instruments signed by the holders of at least two-thirds of the issued and outstanding Series A Shares or by a resolution passed by at least two-thirds of the votes cast at a meeting of the Series A Holders duly called for that purpose and held upon at least 21 days' notice, at which the holders of a majority of the outstanding Series A Shares are present or represented by proxy. If at any such meeting the holders of a majority of the outstanding Series A Shares are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting may be adjourned to such date being not less than 30 days later and to such time and place as may be appointed by the chairman of the meeting and not less than 21 days' notice shall be given of such adjourned meeting. At such adjourned meeting the holders of the Series A Shares present or represented by proxy may transact the business for which the meeting was originally called and the consent or approval of the holders of the Series A Shares with respect thereto may be given by at least two-thirds of the votes cast at such adjourned meeting.

10.2 The formalities to be observed with respect to the giving of notice of any such meeting and the conduct thereof shall be those from time to time prescribed by the OBCA and the by-laws of the Corporation with respect to meetings of shareholders.

10.3 On every poll taken at every such meeting or adjourned meeting every Series A Holder shall be entitled to one vote in respect of each Series A Share of which he is the registered holder.

11  Notices

11.1 Any notice required or permitted to be given to any Series A Holder shall be sent by first class mail, postage prepaid, or delivered to such holder at his address as it appears on the records of the Corporation or, in the event of the address of any such shareholder not so appearing, to the last known address of such shareholder. The accidental failure to give notice to one or more of such shareholders shall not affect the validity of any action requiring the giving of notice by the Corporation. Any notice given as aforesaid shall be deemed to be given on the date upon which it is mailed or delivered.

11.2 If the directors of the Corporation determine that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice hereunder, or is required to send any cheque or any share certificate to any Series A Holder, whether in connection with the redemption or conversion of Series A Shares or otherwise, the Corporation may, notwithstanding the provisions hereof:

          (a) give such notice by publication thereof once in a daily English language newspaper of national circulation and once in a daily French language newspaper published in Montreal and such notice shall be deemed to have been validly given on the day next succeeding its publication in all of such cities; or

          (b) fulfill the requirement to send such cheque or such share certificate by arranging for the delivery thereof to such holder by the transfer agent for the Series A Shares at its principal offices located nearest to the head office of the Corporation, and such cheque and/or certificate shall be deemed to have been sent on the date on which notice of such arrangement shall have been given as provided in (a) above, provided that as soon as the directors of the Corporation determine that mail service is no longer interrupted or threatened to be interrupted such cheque or share certificate, if not theretofore delivered to such holder, shall be sent by mail as herein provided.

                                   EXHIBIT II


              OPINIONS TO BE GIVEN AT CLOSING BY McCARTHY TETRAULT


1.       Due incorporation, valid existence and good standing of World Heart;

2.       Due qualification in foreign jurisdictions of World Heart;

3. World Heart Preferred duly authorized, validly issued, fully paid and non-assessable; and

4.       Enforceability of Convertible Preferred Shares Purchase Agreement.

                                   EXHIBIT III


                             CONTRIBUTION AGREEMENT

                             CONTRIBUTION AGREEMENT

                                       by
                                       and
                                      among


                            EDWARDS LIFESCIENCES LLC,

                              EDWARDS NOVACOR LLC,

                             WORLD HEART CORPORATION

                                       and

                           VALENTINE ACQUISITION CORP.


                            Dated as of May 24, 2000

                              TABLE OF DEFINITIONS


Defined Term                                           Initial Section Reference

Affected Persons.........................................................3.1(n)
Amendment................................................................2.2(a)
Applicable Contracts.....................................................3.1(e)
Assignment Agreement...................................................Recitals
Balance Sheet Date.......................................................3.1(f)
Business Day................................................................2.1
Business License Agreements..........................................3.3(p)(ii)
Business Material Adverse Effect.........................................3.1(a)
Canadian Securities Commissions..........................................2.2(d)
Certificate of Designation.............................................Recitals
Closing.....................................................................2.1
Closing Date................................................................2.1
Code.....................................................................3.1(n)
Confidentiality Agreement................................................4.3(b)
Contribution................................................................2.1
Damages.....................................................................7.2
Distribution Agreement.................................................Recitals
Edwards................................................................Recitals
Edwards Option..............................................................1.3
Edwards's Contribution...................................................1.1(a)
Employee Benefit Plans...................................................3.1(n)
Employees................................................................3.1(n)
Environmental Laws.......................................................3.1(r)
ERISA....................................................................3.1(n)
Exchange Agreement.....................................................Recitals
GAAP.....................................................................3.1(f)
HSR Act..................................................................3.1(e)
Indemnified Party..........................................................7.4
Indemnifying Party.........................................................7.4
Intellectual Property Rights..........................................2.3(p)(i)
Labor Dispute............................................................3.3(o)
Liens.................................................................3.3(d)(i)
LLC Interests..........................................................Recitals
Newco..................................................................Recitals
Newco Common Shares......................................................1.2(b)
Newco Common Stock.....................................................Recitals
Newco Plans..............................................................4.8(a)
Newco Preferred........................................................Recitals
Newco Preferred Shares...................................................1.2(a)
Newco Shares.............................................................1.2(b)
Novacor LLC............................................................Recitals
Novacor LLC Agreement....................................................2.2(a)
Novacor LLC Intellectual Property........................................3.1(p)
Novacor Patient...........................................................4.17
Other Shareholders....................................................Recitals
Overlap Period.......................................................4.9(e)(ii)
Payroll Taxes....................................... ....................4.8(e)
Person...................................................................3.1(b)
Pre-Closing Period...................................................3.3(m)(iv)
Pro Forma Balance Sheet..................................................3.1(f)
Purchase Agreement.....................................................Recitals
SEC......................................................................3.2(a)
Securities Act...........................................................3.2(d)
Shareholders Agreement.................................................Recitals
Sub Common Stock.......................................................Recitals
Supply Agreement.......................................................Recitals
Taxes....................................................................3.3(m)
Tax Matter..............................................................(4.9)b)
Tax Returns.............................................................4.10(a)
Transaction Agreements.................................................Recitals
Transactions...........................................................Recitals
Transfer Taxes..........................................................4.10(b)
Transferred Assets.......................................................3.1(a)
Transferred Business.....................................................3.1(a)
Transition Agreement...................................................Recitals
U.S. GAAP................................................................3.3(f)
Voting Debt..........................................................3.1(d)(ii)
WARN Act....................................................................4.9
World Heart............................................................Recitals
World Heart Contribution.................................................1.1(b)
World Heart Material Adverse Effect......................................3.2(a)
World Heart Preferred Agreement........................................Recitals
World Heart Reports......................................................3.2(d)
World Heart SEC Reports..................................................3.2(c)
World Heart Subsidiaries.................................................3.2(a)

                             CONTRIBUTION AGREEMENT


          CONTRIBUTION AGREEMENT, dated as of May 24, 2000, by and among Edwards Lifesciences LLC, a Delaware limited liability company ("Edwards"), Edwards Novacor LLC, a Delaware limited liability company and wholly owned subsidiary of Edwards ("Novacor LLC"), Valentine Acquisition Corp., a Delaware corporation ("Newco") and World Heart Corporation, an Ontario corporation ("World Heart").

          WHEREAS, Edwards is the sole member of Novacor LLC;

          WHEREAS, Edwards desires to contribute to Newco its equity interest in Novacor LLC (the "LLC Interests") in exchange for Series A Participating Preferred Stock of Newco (the "Newco Preferred") having the rights, preferences, privileges and terms substantially as set forth in the Certificate of Designation attached hereto as Exhibit A (the "Certificate of Designation"), upon the terms and subject to the conditions set forth herein;

          WHEREAS, Newco is a newly formed corporation organized and existing under the laws of the State of Delaware;

          WHEREAS, World Heart desires to contribute cash in exchange for the issuance to World Heart, of common stock, of Newco (the "Newco Common Stock"), upon the terms and subject to the conditions set forth herein;

          WHEREAS, Edwards and World Heart have entered into, and, as a condition to closing of the Transactions (as defined herein), shall consummate the transactions contemplated by the exchange agreement, dated as of the date hereof, substantially in the form attached hereto as Exhibit B (the "Exchange Agreement");

          WHEREAS, Edwards and World Heart have entered into, and as a condition to closing of the Transactions, shall consummate the transactions contemplated by the Series A convertible preferred shares purchase agreement, dated as of the date hereof, substantially in the form attached hereto as Exhibit C (the "World Heart Preferred Agreement");

          WHEREAS, as a condition to closing of the Transactions, Edwards and World Heart, Roderick M. Bryden, Tofy Mussivand and the Ottawa Heart Institute Research Corporation (together with Mr. Bryden and Dr. Mussivand, the "Other Shareholders") shall enter into the shareholders agreement, substantially in the form attached hereto as Exhibit D (the "Shareholders Agreement");


          WHEREAS, as a condition to closing of the Transactions, Edwards and Edwards Lifesciences Corporations ("Edwards Parent") and Novacor LLC shall have entered into and consummated the transactions contemplated by the transfer, assignment and assumption agreement substantially in the form attached hereto as Exhibit E (the "Assignment Agreement").

          WHEREAS, as a condition to closing of the Transactions, Edwards, World Heart and Newco shall enter into the distribution agreement, substantially in the form attached hereto as Exhibit F (the "Distribution Agreement"), the transition services agreement substantially in the form attached hereto as Exhibit G (the "Transition Agreement"), the supply agreement substantially in the form attached hereto as Exhibit H (the "Supply Agreement") and the purchase agreement substantially in the form attached hereto as Exhibit I (the "Purchase Agreement");

          WHEREAS, this Agreement, the Exchange Agreement, the Shareholders Agreement, the Assignment Agreement, the Distribution Agreement, the Transition Agreement, the Supply Agreement and the Purchase Agreement shall be referred to collectively as the "Transaction Agreements" and the transactions contemplated hereby and thereby as the "Transactions";

          WHEREAS,  the Board of Directors  of each of Edwards,  World Heart and
Newco  deem  it  advisable  and  in  the  best  interest  of  their   respective
stockholders that Novacor LLC become a subsidiary of Newco; and

          WHEREAS, it is intended that, for U.S. Federal income tax purposes, the transaction contemplated by this Agreement shall constitute a tax-free exchange described in section 351 of the Code (as defined herein).

          NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I
                                  CONTRIBUTION

          SECTION I.1 Contribution.

          (a) Upon the terms and subject to the conditions set forth herein, Edwards agrees to contribute to Newco, on the Closing Date (as defined below), all of Edwards's rights, title and interest in and to the LLC Interests (as defined herein), constituting all of the outstanding equity interests in Novacor LLC (the "Edwards Contribution");

          (b) Upon the terms and subject to the conditions set forth herein, World Heart agrees to contribute to Newco, on the Closing Date (as defined below), cash in the amount of $3.5 million dollars (the "World Heart Contribution"). Unless otherwise indicated, all references in this Agreement to "dollars" or "$" shall mean the lawful currency of the United States.

          SECTION I.2 Issuance of Capital Stock.

          (a) In exchange for the Edwards Contribution, Newco shall (and World Heart shall cause Newco to) issue to Edwards on the Closing Date 4,981,128 shares of Newco Preferred (the "Newco Preferred Shares"); and

          (b) In exchange for the World Heart Contribution, Newco shall (and World Heart shall cause Newco to) issue to World Heart on the Closing Date shares of Newco Common Stock (the "Newco Common Shares" and, together with the Newco Preferred Shares, the "Newco Shares").

          SECTION I.3 Stock Options. World Heart and Edwards shall fully cooperate to (i) obtain, effective as of the Closing Date, the consent of each Employee to the termination of any option to purchase common stock of Edwards Parent granted to such Employee pursuant to Edwards' Long-Term Stock Incentive Compensation Plan (an "Edwards Option") (other than an Employee who qualifies for retirement vesting under the terms of the Edwards "converted options" or the Edwards "founder's options"), which is unvested as of the Closing Date, and (ii) provide, effective as of the Closing Date, such Employee with an option to purchase shares of World Heart in an amount to be determined in accordance with the guidelines set forth in Schedule 1.3.


                                   ARTICLE II
                                   THE CLOSING

          SECTION II.1 Closing Date. The consummation of the Edwards Contribution, the World Heart Contribution (together, the "Contribution") and the issuance of the Newco Shares (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, or such other place as the parties hereto shall mutually agree, at 10:00 a.m. (local time) on the fifth day (other than any Saturday, Sunday or day when banks in the city of New York, New York or Ontario, Canada are authorized by law to be closed (a "Business Day")) after the conditions set forth in Article V shall have been satisfied or waived, or such other time and date upon which the parties hereto may agree (the "Closing Date").

          SECTION  II.2  Transactions  To Be  Effected  at the  Closing.  At the
Closing:

          (a) Edwards shall (i) execute Amendment No. 1 (the "Amendment") to the limited liability company agreement (the "Novacor LLC Agreement") effecting the substitution of Newco as the sole member and managing member of Novacor LLC and
(ii) deliver such other documents as provided in Section 5.1 hereof;

          (b) World Heart shall pay $3.5 million to Newco by wire transfer or otherwise in immediately available funds;

          (c) Newco shall deliver to World Heart (i) certificates representing the Newco Common Shares and (ii) such other documents as provided in Section 5.2 hereof; and

          (d) Newco shall deliver to Edwards (i) certificates representing the Newco Preferred Shares and (ii) such other documents as provided in Section 5.2 hereof.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

          SECTION III.1 Representations and Warranties of Edwards and Novacor LLC. Each of Edwards and Novacor LLC jointly and severally represents and warrants to World Heart and Newco as follows:

          (a) Organization, Standing and Power. Novacor LLC (i) is a limited liability company duly formed and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease or operate the assets it will own, lease or operate as of the Closing Date and (ii) as of the Closing Date, will be duly qualified or licensed to do business in each jurisdiction in which the ownership or use of its assets or conduct of its business require it to be so qualified, in each case except for such failures that would not reasonably be expected, individually or in the aggregate, to result in (i) a material adverse effect on the assets to be transferred to Novacor LLC pursuant to the Assignment Agreement (the "Transferred Assets") or the business related thereto (the "Transferred Business") or (ii) a material impairment of the ability of Edwards or Novacor LLC to perform their respective obligations under the Transaction Agreements (each, a "Business Material Adverse Effect").

          (b) Subsidiaries. Novacor LLC (i) will not have any direct or indirect subsidiaries and (ii) will not own, directly or indirectly, any of the capital stock or other equity securities of any other individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity (each, a "Person").

          (c) Authority.

                    (i) The execution and delivery of the Transaction Agreements to which Edwards is a party, and the performance by Edwards of its obligations hereunder and thereunder, have been duly authorized by all necessary action on the part of Edwards. This Agreement has been, and, at the Closing, the Transaction Agreements to which Edwards is a party shall have been, duly executed and delivered by Edwards and, assuming the due execution and delivery hereof and thereof by the other parties thereto, this Agreement constitutes and, at the Closing, each of the Transaction Agreements to which Edwards is a party shall constitute, a valid and binding obligation of Edwards, enforceable against Edwards in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium (whether general or specific) or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

                    (ii) The execution and delivery of the Transaction Agreements to which Novacor LLC is a party, and the performance by Novacor LLC of its obligations hereunder and thereunder, shall have been duly authorized by all necessary action on the part of Novacor LLC. At the Closing, the Transaction Agreements to which Novacor LLC is a party shall have been duly executed and delivered by Novacor LLC and, assuming the due execution and delivery hereof and thereof by the other parties thereto, each of the Transaction Agreements to which Novacor LLC is a party shall constitute, a valid and binding obligation of Novacor LLC, enforceable against Novacor LLC in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium (whether general or specific) or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law.)

          (d) Equity Interests.

                    (i) Edwards is the sole member of Novacor LLC and such membership interest is subject to no liens, pledges or encumbrances (collectively, "Liens").

                    (ii) There are no existing  preemptive rights,  indebtedness having general voting rights or debt convertible into securities having such rights ("Voting Debt") or subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the equity interest of Novacor LLC obligating Novacor LLC to issue, transfer or sell or cause to be issued, transferred or sold any equity interests in or Voting Debt of Novacor LLC or securities convertible into or exchangeable for such shares or equity interests, or obligating Novacor LLC to grant, extend or enter into any such subscription or other right, agreement, arrangement or commitment.

                    (iii) There are no outstanding contractual obligations of Novacor LLC to make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

                    (iv) There are no voting trusts or other agreements or understandings to which Novacor LLC is a party or of which Novacor LLC has knowledge with respect to the voting of the members of Novacor LLC.

          (e) Consents; No Conflict. The consummation of the Transactions by Edwards and Novacor LLC will not require the consent of any party to any contract, lease, agreement, mortgage or indenture ("Contracts") (i) listed on
Schedule 3.1(l) (the "Applicable Contracts") or (ii) any other contract to which Edwards is a party the subject matter of which relates in whole or in substantial part to the Transferred Business or the consent, approval, order or authorization of, or the registration, declaration or filing with, any
governmental   authority,    except   for   those   (i)   required   under   the
Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) set forth on Schedule 3.1(e), (iii) that become applicable solely as a result of the specific regulatory status of Newco, World Heart or their respective affiliates or (iv) the failure of which to make or obtain would not reasonably be expected to result in a Business Material Adverse Effect. Except as set forth on Schedule 3.1(e), assuming the consents, approvals, orders, authorizations, registrations, declarations and filings contemplated by the immediately preceding sentence are obtained or made, as applicable, the execution, delivery and performance by Edwards and Novacor LLC of this Agreement will not (i) violate any material law applicable to Edwards or Novacor LLC, (ii) result in a breach or violation of any material provision of, or constitute a material default under, any Applicable Contract or (iii) conflict with any provision of the certificate of incorporation or by-laws of Edwards or the Certificate of Formation of Novacor LLC or the Novacor LLC Agreement, in each case except for any such violation, breach, default or conflict which would not reasonably be expected to result in a Business Material Adverse Effect.

          (f) Pro Forma Balance Sheet. Attached hereto as Schedule 3.1(f) is a copy of the unaudited pro forma balance sheet (the "Pro Forma Balance Sheet") of Novacor LLC as of April 30, 2000 (the "Balance Sheet Date") which gives effect to the transfer of assets and liabilities to Novacor LLC by Edwards and Edwards Parent immediately prior to the Closing pursuant to the Assignment Agreement, as if such transfer had occurred as of April 30, 2000. The Pro Forma Balance Sheet presents fairly on a pro forma basis, in all material respects, the financial position of Novacor LLC as of the Balance Sheet Date in accordance with U.S. generally accepted accounting principles consistently applied ("U.S. GAAP") except as otherwise indicated therein or in the notes thereto subject to normal year-end audit adjustments (the effect of which would not reasonably be expected to be materially adverse) and any other adjustments described therein and to the lack of all notes thereto.

          (g) No Undisclosed Liabilities. As of the Closing, Novacor LLC shall have no liabilities of a nature required by U.S. GAAP to be reflected on a balance sheet or in notes thereto, except (i) as set forth or reflected on the Pro Forma Balance Sheet (or described in the notes thereto), (ii) as disclosed in the Schedules hereto, or (iii) for liabilities incurred in the ordinary course of business since the Balance Sheet Date.

          (h) Absence of Certain Changes or Events. Since the Balance Sheet Date, there has been no physical damage, destruction or loss with respect to the Transferred Assets that, after taking into account any insurance recoveries payable in respect thereof, would reasonably be expected to result in a Business Material Adverse Effect.

          (i) Compliance with Applicable Laws. Since March 31, 2000, Edwards has and as of the Closing Novacor LLC shall have complied in all material respects with all statutes, laws, regulations and ordinances applicable to the Transferred Business of Novacor LLC, except where the failure to so comply would not reasonably be expected to result in a Business Material Adverse Effect; provided, however, Edwards makes no representation or warranty in this Section 3.1(i) with respect to laws relating to matters with respect to which representations or warranties are made in Subsections (m) - Taxes, (n) - Employee Benefit Plans, (o) - Labor Matters, (p) - Intellectual Property, (q) - Environmental Matters and (r) - Government Relations of this Section 3.1.

          (j) Litigation; Decrees. Except as set forth on Schedule 3.1(j), as of the date hereof (i) there is no suit, action or proceeding pending, or, to the knowledge of Edwards, threatened against Edwards relating to the Transferred Business in any federal, state or local court or agency that seeks (A) more than $250,000 in damages, or (B) any material injunctive relief, and Edwards has not received written notice that any such suit, action or proceeding is threatened and (ii) neither Edwards nor Novacor LLC is in default under any judgment, order or decree of any governmental authority applicable to the Transferred Business, except for any such default which would not reasonably be expected to result in a Business Material Adverse Effect.

          (k) Assets. As of the Closing, Novacor LLC shall have (i) title to all the personal property (tangible, intangible or mixed) reflected in the Pro Forma Balance Sheet and Transferred Assets as owned, free and clear of all Liens other than with respect to all such personal property Liens shown on the Pro Forma Balance Sheet as securing specified liabilities or obligations and liens incurred in connection with the purchase of such property, if such purchase was effected after the date of the Pro Forma Balance Sheet, with respect to which no default exists, and (ii) an enforceable, valid and binding leasehold interest under all leases of real property included in the Transferred Assets to which it is a party as lessee. No personal property or asset, the value of which is reflected in the Pro Forma Balance Sheet or Transferred Assets, is held or will be held as of the Closing under any lease (other than a capitalized lease) or under any conditional sale or other title retention agreement. Except for leasehold interests described in clause (ii) in the second preceding sentence, as of the Closing Novacor LLC shall own no real property. Except for such assets, plants and facilities as are immaterial in the aggregate to the Transferred Business, all tangible assets, plants and facilities owned or leased by Novacor LLC as of the Closing shall be adequate for the uses to which they are currently being put by Edwards or would be put in the ordinary course of business and the Transferred Assets shall be sufficient to permit Novacor LLC to carry on the Transferred Business, excluding the international operations to be conducted by Edwards after the Closing Date, in the manner in which it has been carried on by Edwards since January 1, 2000.

          (l) Contracts. Except for the Applicable Contracts listed in Schedule 3.1(l), as of the Closing, Novacor LLC shall not be a party to or bound by or entitled to the benefit of:

               (i) any Contract relating to the borrowing or lending of $25,000 or more by Novacor LLC;

               (ii) any employment agreement with any person requiring payments of base compensation in excess of $50,000 per year unless terminable with payment or penalty of less than $50,000 upon no more than 60 days' notice;

               (iii) any Contract not made in the ordinary course of business involving an estimated total future payment or payments in excess of $25,000 unless terminable with payment or penalty of less than $25,000 upon no more than 60 days' notice;

               (iv) a Contract for the sale of any of Novacor LLC's assets (other than inventory sales in the ordinary course of business), or the grant of any preferential rights to purchase any of Novacor LLC's assets, having a value in the aggregate in excess of $250,000; or

               (v) a Contract relating to the Transferred Business and is terminable by the other party thereto upon the occurrence of the transactions contemplated hereby that, if terminated, would reasonably be expected to result in a Business Material Adverse Effect.

          Except as disclosed in Schedule 3.1(l), to the knowledge of Edwards, as of the date hereof, no party is in breach or default in any material respect under any Applicable Contract, except for such breaches and defaults which would not reasonably be expected to result in a Business Material Adverse Effect. Complete and correct copies of all Applicable Contracts, together with all modifications and amendments thereto, have been delivered to World Heart; provided, that to the extent any of such Contracts are items susceptible to duplication and are either (i) used in connection with any of Edwards's businesses other than the Transferred Business or (ii) are required by law to be retained by Edwards, Edwards may deliver photostatic copies or other reproductions from which Edwards may delete information concerning Edwards's businesses other than the Transferred Business. For purposes of this subsection 3.1(l), the term "Contract" shall not include Employee Benefit Plans referred to in Section 3.1(n).

          (m) Taxes.

                    (i) Novacor LLC is a disregarded entity for U.S. Federal, state and local income tax purposes in each state or locality in which it is engaged in the conduct of a trade or business.

                    (ii) There are no Liens for Taxes (as defined below) on any of the Transferred Assets, other than Liens for taxes not yet due and payable and those being contested in good faith for which adequate reserves have been established in accordance with U.S. GAAP.

                    (iii) Novacor LLC has timely filed with the appropriate taxing authorities all Tax Returns that are required to be filed by Novacor LLC on or prior to the Closing Date. Such Tax Returns accurately reflect all of Novacor LLC's liabilities for Taxes with regard to its assets and its business for the periods covered thereby.

                    (iv) All Tax liabilities of Novacor LLC for all taxable years or periods that end on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date ("Pre-Closing Period"), whether or not shown on any Tax Return, have been timely paid in full on or prior to the Closing Date or accrued and adequately disclosed and fully provided for on the books and records of Novacor LLC in accordance with GAAP.

                    (v) There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of Novacor LLC, threatened by any authority regarding any Taxes of Novacor LLC for any Pre-Closing Period.

                    (vi) Novacor LLC (A) has not entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitation relating to the payment or collection of Taxes, (B) is not presently contesting any Tax liability before any court, tribunal or agency and (C) has not applied for and/or received a ruling or determination from a taxing authority regarding a past or prospective transaction.

                    (vii) All Taxes which Novacor LLC is (or was) required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

                    (viii) Except for this Agreement, there are no written or other binding tax sharing, allocation, indemnification or similar agreements or arrangements in effect as between Novacor LLC and any other entity.

                    (ix) No claim has ever been made by any taxing authority in a jurisdiction where Novacor LLC does not file Tax Returns that Novacor LLC is or may be subject to taxation by that jurisdiction.


          "Taxes" shall mean all United States federal, state, local and foreign taxes assessments, levies, duties, imposts or similar charges (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto.

          "Tax Returns" shall mean all United States federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes, including any amendments thereof.

          (n) Employee Benefit Plans. Set forth on Schedule 3.1(n) is a list of each material bonus, deferred compensation, pension, profit sharing, retirement, stock purchase or stock option, hospitalization or other medical, life or other insurance plan relating to the Transferred Business, including any policy, plan, program or agreement that provides for the payment of severance benefits, salary continuation, salary in lieu of notice or similar benefits (collectively, the "Employee Benefit Plans"), maintained, sponsored or contributed to by Novacor LLC or Edwards or under which Novacor LLC or Edwards has any present or future material obligations or material liability on behalf of the employees who will be assigned to work at Novacor LLC pursuant to the Assignment Agreement (the "Employees") or former employees or their dependents or beneficiaries (collectively, the "Affected Persons"). The Employee Benefit Plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986, as amended (the "Code"), are in compliance in all material respects with ERISA and the Code and other applicable law.

          All contributions made or required to be made by Novacor LLC under any Employee Benefit Plan meet the requirements for deductibility under the Code in all material respects, and all contributions that are required but have not been made have been properly recorded on the books of Novacor LLC and reflected in the Pro Forma Balance Sheet to the extent required under U.S. GAAP.

          No Employee Benefit Plan is a "multiemployer plan" (as defined in section 4001(a)(3) of ERISA) or a "multiple employer plan" (within the meaning of section 413(c) of the Code) or an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) subject to Section 412 of the Code or Section 302 of Title IV of ERISA. No event has occurred with respect to Novacor LLC or any Employee Benefit Plan in connection with which Novacor LLC could be subject to any material liability or Lien with respect to any Employee Benefit Plan under ERISA or the Code.

          Neither Edwards nor Novacor LLC maintains any Employee Benefit Plan which is a "group health plan" (as such term is defined in Section 607(1) of ERISA or Section 5000(b)(1) of the Code) that has not been administered and operated in all respects in compliance with the applicable requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code and neither Edwards nor Novacor LLC is subject to any material liability, including, without limitation, additional contributions, fines, taxes, penalties or loss of tax deduction as a result of such administration and operation. No Employee Benefit Plan which is such a group health plan is a "multiple employer welfare arrangement," within the meaning of Section 3(40) of ERISA. Except as required by law, neither Edwards nor Novacor LLC maintains any Employee Benefit Plan (whether qualified or non-qualified under Section 401(a) of the Code) providing for post-employment or retiree health, life insurance and/or other welfare benefits and having unfunded liabilities, and neither Edwards nor Novacor LLC have any obligation to provide any such benefits to any retired or former employees or active employees following such employees' retirement or termination of service.

          Each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has, as currently in effect, been determined (or an application for such determination has been filed) to be so qualified by the Internal Revenue Service. Each trust established in connection with any Employee Benefit Plan which is intended to be exempt from Federal income taxation under
Section 501(a) of the Code has been determined (or an application for such determination has been filed) to be so exempt by the Internal Revenue Service. Since the date of each most recent determination (or application for determination) referred to in this paragraph, no event has occurred and no condition or circumstance has existed that resulted or is likely to result in the revocation of any such determination or that could adversely affect the qualified status of any such Employee Benefit Plan.

          Novacor LLC does not sponsor any Employee Benefit Plan.

          (o) Labor Matters. Set forth on Schedule 3.1(o) are (i) the names of the Employees, their salaries, wage rates (as of the date hereof), vacation pay accrual schedule (as of May 31, 2000), positions and length of service with Edwards, Novacor LLC and Baxter International Inc. as applicable, and (ii) all agreements with labor unions or associations representing the Employees in effect as of the date hereof. As of the date hereof, there is and as of the Closing Date there will be (i) no material unfair labor practice complaint pending or threatened against Novacor LLC, or against Edwards which relates in whole or in part to the Transferred Business before the National Labor Relations Board or any state or local labor relations board, nor are any material grievance or arbitration proceedings arising under any collective bargaining agreement pending or threatened against Novacor LLC, or against Edwards which relates in whole or in part to the Transferred Business, (ii) no labor strike, dispute, slowdown or stoppage ("Labor Dispute") in which Novacor LLC or Edwards is involved which relates in whole or in substantial part to the Transferred Business, nor, to the knowledge of Edwards is any Labor Dispute imminent, other than routine disciplinary and grievance matters, and (iii) no question concerning union representation within the meaning of the National Labor Relations Act existing with respect to the Employees of Novacor LLC or the Transferred Business and, to the knowledge of Edwards, no union organizing activities are taking place, which (with respect to any matter specified in clauses (i), (ii) or (iii) above, singly or in the aggregate) would have a Business Material Adverse Effect. Except as set forth on Schedule 3.1(o), as of the date hereof, Edwards has no knowledge of any actionable violation of any federal, state or local law relating to employment and employment practices, discrimination in the hiring, promotion or pay of Employees, nor any applicable wage or hour laws, which, individually or in the aggregate, would reasonably be expected to result in a Business Material Adverse Effect.

          (p) Intellectual Property.

                    (i) To Edwards' knowledge, Edwards or Edwards Parent has all right, title and interest in, or a valid and binding license to use, all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, copyrights and copyright rights and other proprietary intellectual property rights and all pending applications for and registrations of any of the foregoing individually or in the aggregate material to the conduct of the Transferred Business ("Intellectual Property Rights"). To Edwards' knowledge, neither Edwards nor Edwards Parent is in default (or with the giving of notice or lapse of time or both would be in default), under any license to use such Intellectual Property Rights and to its knowledge such Intellectual Property Rights are not being infringed by any third party.

                    (ii) Schedule 3.1(p)(ii) contains (or will be supplemented prior to Closing to contain) an accurate and complete list as of the date of this Agreement of all licenses, sublicenses, assignments and other agreements under which Edwards or Edwards Parent is licensed to use third party Intellectual Property Rights which are material to the Transferred Business as currently conducted (the "Business License Agreements").

                    (iii) Except as set forth in Schedule 3.1(p)(iii) (including as it may be supplemented prior to Closing), Novacor LLC is not required to pay any royalties, fees or other amounts to any Person in connection with the Business License Agreements.

                    (iv) Schedule  3.1(p)(iv)  contains an accurate and complete list as of the date of this Agreement of all registered patents, registered trademarks, trade names, registered service marks and registered copyrights (in each case that are currently in use), as well as all applications for any and all of the foregoing, included in the Intellectual Property Rights (excluding third party Intellectual Property Rights), including the jurisdiction in which each such Intellectual Property Right has been issued or registered or in which any such application for such issuance, approval or registration has been filed. Except as set forth on Schedule 3.1(p)(iv), to its knowledge, all registered patents, registered trademarks, trade names, registered service marks and registered copyrights owned by Edwards or Edwards Parent and which are material to the conduct of the Transferred Business as currently conducted are valid and enforceable. Except as set forth on Schedule 3.1(p)(vii), to Edwards' knowledge, the products of the Transferred Business do not infringe the intellectual property rights of any third party.

                    (v) Schedule 3.1(p)(v) contains an accurate and complete list as of the date of this Agreement of all licenses and sublicenses under which Edwards or Edwards Parent has granted the right to manufacture, reproduce, market or exploit any material products of the Transferred Business or any material adaptation, derivative or reformulation based on any such product or any portion thereof.

                    (vi) To its knowledge, Edwards is not and will not be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any Business License Agreements. To its knowledge, neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will cause or will result in a material change to the terms of any material license, sublicense or other similar agreement.

                    (vii) Except as set forth in Schedule 3.1(p)(vii), neither Edwards nor Edwards Parent has (A) to Edwards' knowledge, been named as a party in any suit, action or proceeding which involves a claim of infringement or violation of any Intellectual Property Right of any third party or (B) has received any written claim or allegation that the manufacturing, importation, marketing, licensing, sale, offer for sale, or use of any of its products infringes Intellectual Property Rights of any third party.

                    (viii) Edwards and Edwards Parent have taken reasonable steps to protect and preserve the confidential information, trade secrets and know-how of the Transferred Business, including appropriate non-disclosure agreements with employees and third persons having access to confidential information, trade secrets or know-how of the Transferred Business.

                    (ix) Neither Edwards nor Edwards Parent has made any written claim or allegation that any person has infringed, misappropriated, breached or violated the rights of the Transferred Business in any of the Intellectual Property Rights which are material to the Transferred Business as currently conducted.

          (q) Environmental Matters. To the knowledge of Edwards, Novacor LLC and the Transferred Business is in substantial compliance with all federal, state and local laws governing pollution or the protection of human health or the environment (the "Environmental Laws"), except where the failure to comply with the Environmental Laws would not reasonably be expected to result in a Business Material Adverse Effect. Edwards is not aware of any notice or claim received by Edwards from any governmental authority or third party alleging that the Transferred Business is not currently in compliance with any Environmental Law. To the knowledge of Edwards, there has been no release of a Hazardous Substance, as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq., in excess of a reportable quantity on any of the real properties comprising the Transferred Business.

          (r) Government Regulations and Approvals. As of the Closing Date, Novacor LLC will not be subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act, the Commodity Exchange Act or any federal or state statute or regulation limiting its ability to incur or assume indebtedness for borrowed money. As of the Closing Date, Novacor LLC will have obtained all governmental approvals necessary to conduct the Transferred Business as presently conducted and as it will be conducted on the Closing Date.

          (s) Purchase For Investment. Edwards is acquiring the Newco Preferred Shares hereunder for investment (for its own account or for accounts over which it exercises investment control), and not with a view to, or for offer or sale in connection with, any distribution thereof, which would be in violation of the Securities Act, or any applicable state securities law. Edwards is (i) knowledgeable, sophisticated and experienced in business and financial matters and fully understands the limitations on transfer described above; and (ii) an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

          (t) Stockholder Approval. No action is required by the members of Edwards to approve the Transactions contemplated by the Transaction Agreements.

          (u) Brokers, Finders, etc. Except for Credit Suisse First Boston Corporation, Edwards is not subject to any valid claim of any broker, investment banker, finder or other intermediary in connection with the transactions contemplated by this Agreement. Edwards is solely responsible for any payment, fee or commission that may be due to Credit Suisse First Boston in connection with the transactions contemplated hereby.

          (v) Information Provided. All information provided to World Heart by Edwards regarding the Transferred Business is true and correct in all material respects and no material facts have been omitted therefrom which make such information misleading as of the date hereof.

          (w) Edwards. Edwards is the principal U.S. operating entity of Edwards Lifesciences Corporation.

          SECTION III.2 Representations and Warranties of World Heart. World Heart hereby represents and warrants to Edwards as follows:

          (a) Organization and Standing. World Heart (i) is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario, (ii) has all requisite power and authority to own, lease or operate the assets it now owns, leases or operates and (iii) is duly qualified or licensed to do business in each jurisdiction in which the ownership or use of its assets or conduct of its business requires it to be so qualified, in each case except for such failures that would not reasonably be expected, individually or in the aggregate, to result in (i) a material adverse effect on the business or financial condition of World Heart and the direct and indirect subsidiaries of World Heart (as set forth on Schedule 3.2(a)) (the "World Heart Subsidiaries"), taken as a whole or (ii) a material impairment of the ability of World Heart to perform its obligations under the Transaction Agreements (each, a "World Heart Material Adverse Effect").

          (b) Authority. The execution and delivery of the Transaction Agreements, and the performance by World Heart of its obligations hereunder and thereunder, have been duly authorized by all necessary action on the part of World Heart. This Agreement has been and as of the Closing Date the Transaction Agreements to which it is a party shall have been duly executed and delivered by World Heart and, assuming the due execution and delivery hereof by Edwards, this Agreement constitutes and, as of the Closing Date, each of the Transaction Agreements shall constitute a valid and binding obligation of World Heart, enforceable against World Heart in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

          (c) Consents; No Conflict. The consummation of the transactions hereunder will not require the consent of any party to any Contract to which World Heart, or any of its affiliates, is a party or by which any of them is bound, or the consent, approval, order or authorization of, or the registration, declaration or filing with, any governmental authority, except for those (i) required under the HSR Act, or (ii) that become applicable solely as a result of the actions or status of Edwards or its affiliates. Except as set forth on
Schedule 3.2(c), assuming the consents, approvals, orders, authorizations, registrations, declarations and filings contemplated by the immediately preceding sentence are obtained or made, as applicable, the execution, delivery and performance by World Heart of this Agreement will not (i) violate any material law applicable to World Heart or Newco, (ii) result in a breach or violation of any material provision of, or constitute a material default under, any such Contract which is material, or (iii) conflict with any provision of the articles or by-laws of World Heart, in each case except for any such violation, breach, default or conflict which would not reasonably be expected to result in a World Heart Material Adverse Effect.

          (d) SEC Reports and Financial Statements. Each form, report, schedule, registration statement, definitive proxy statement or other document filed by World Heart with the Securities and Exchange Commission (the "SEC") or a Canadian provincial securities regulatory authority (the "Canadian Securities Commissions") since October 8, 1996 (as such documents have since the time of their filing been amended, the "World Heart Reports"), which include all the documents (other than preliminary material) that World Heart was required to file with the SEC or the Canadian Securities Commissions since such date, as of their respective dates, complied in all material respects with the requirements of the Securities Act or the Exchange Act or applicable Canadian securities legislation (as such term is defined in National Instrument 14-101 issued by the Canadian Securities Commissions), as the case may be, and the rules and regulations of the SEC and the Canadian Securities Commissions thereunder applicable to such World Heart Reports. None of the World Heart Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings prior to the date hereof. The financial statements of World Heart included in the World Heart reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with Canadian GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by the Securities Act or the Exchange Act) and reconciled to U.S. GAAP and fairly present (subject in the case of the unaudited statements, to normal, recurring audit adjustments) the financial position of World Heart as at the dates thereof and the results of the its operations and cash flows for the periods then ended.

          (e) Purchase For Investment. World Heart is acquiring the Newco Common Shares hereunder for investment (for its own account or for accounts over which it exercises investment control), and not with a view to, or for offer or sale in connection with, any distribution thereof, which would be in violation of the Securities Act or any applicable state securities law. World Heart is (i) knowledgeable, sophisticated and experienced in business and financial matters and fully understands the limitations on transfer described above; and (ii) an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

          (f) Stockholder Approval. Each of the Other Shareholders and Michael C.J. Cowpland, who in the aggregate hold 41% of the voting power of World Heart, have approved the Transaction Agreements and the Transactions and such approval has not been withdrawn, terminated or amended in any manner whatsoever by any of the Other Shareholders.

          (g) Brokers, Finders, etc. Except for Merrill Lynch & Co., World Heart is not subject to any valid claim of any broker, investment banker, finder or other intermediary in connection with the transactions contemplated by this Agreement. World Heart is solely responsible for any payment, fee or commission that may be due to Merrill Lynch & Co. in connection with the transactions contemplated hereby.

          SECTION III.3 Representations and Warranties of Newco. Newco and World Heart represent and warrant to Edwards as follows:

          (a) Organization, Standing and Power. Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) Subsidiaries. Newco has no direct or indirect subsidiaries. Newco does not own, directly or indirectly, any of the capital stock or other equity securities of any other Person.

          (c) Authority. The execution and delivery of the Transaction Agreements, and the performance by Newco of its obligations hereunder, have been duly authorized by all necessary action on the part of Newco. This Agreement has been and, as of the Closing Date, the Transaction Agreements to which it is a party shall have been, duly executed and delivered by Newco and, assuming the due execution and delivery hereof by Edwards and Novacor LLC, this Agreement constitutes and, as of the Closing Date, each of the Transaction Agreements to which it is a party shall constitute a valid and binding obligation of Newco, enforceable against Newco in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium (whether general or specific) or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

          (d)  Capital  Stock.  The  capitalization  of Newco is as set forth on
Schedule 3.3(d). All of the outstanding shares of Newco Common Stock are duly authorized, have been validly issued and are fully paid and nonassessable. At the Closing, the Newco Shares will be duly authorized, and, assuming payment therefor in accordance with this Agreement, validly issued, fully paid and nonassessable. The outstanding shares of Newco Common Stock have not been, and the Newco Shares will not be, issued in violation of, and are not and will not be, as the case may be, subject to, any preemptive rights. Upon consummation of the Edwards Contribution, Edwards will acquire title to the Newco Preferred Shares, free and clear of all Liens, other than those arising solely from the actions or status of Edwards.

          (e) No Prior Activities. Except for obligations or liabilities incurred in connection with its incorporation or organization or the negotiation and consummation of the Transaction Agreements and the Transactions, Newco has not incurred any obligations or liabilities nor engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any person or entity.


                                   ARTICLE IV
                                    COVENANTS

          SECTION IV.1 Conduct of Business by Edwards and Novacor LLC. From the date of this Agreement through the Closing, each of Edwards and Novacor LLC agrees that, except (i) as disclosed in Schedule 4.1 hereof or otherwise provided for in, or contemplated by, the Transaction Agreements, (ii) the execution and delivery of, and the consummation of the transactions contemplated by, the Assignment Agreement or (iii) as approved by World Heart:

          (a) Edwards shall conduct the Transferred Business only in the ordinary and usual course consistent with past practice, and Edwards shall use its reasonable commercial efforts to preserve intact the present business organization of Novacor LLC, keep available the services of the present officers and key employees of the Transferred Business, and preserve the goodwill of those having business relationships with the Transferred Business;

          (b) Edwards shall not (i) amend Novacor LLC's Certificate of Formation or the Novacor LLC Agreement or (ii) declare, set aside or pay any dividend or other distribution to its members payable in cash, equity interests or property;

          (c) Novacor LLC shall not, nor shall  Edwards  permit  Novacor LLC to,
(i) merge or consolidate with another entity; (ii) acquire or purchase an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquire any assets outside the ordinary and usual course of business and consistent with past practice or otherwise enter into any material contract, commitment or transaction outside the ordinary and usual course of business consistent with past practice; (iii) sell, lease, license, waive, release, transfer, encumber or otherwise dispose of any of its assets outside the ordinary and usual course of business and consistent with past practice; (iv) incur, assume or prepay any material indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practice; (v) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person other than in the ordinary course of business and consistent with past practice; (vi) make any loans, advances or capital contributions to, or investments in, any other person; (vii) authorize or make capital expenditures in excess of the amounts currently budgeted therefor as set forth on Schedule 4.1(c); (viii) permit any insurance policy relating to the Transferred Business naming Edwards as a beneficiary or a loss payee to be cancelled or terminated other than in the ordinary course of business; or (ix) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (d) Except in the ordinary course of business consistent with past practice or otherwise as may be required by applicable law, Edwards shall not as it relates to the Employees, nor shall Edwards permit Novacor LLC to, (i) adopt, enter into, terminate or amend any plan or other arrangement for the current or future benefit or welfare of any director, officer or current or former employee, (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee, (iii) take any action to fund or in any other way secure, or to accelerate or otherwise remove restrictions with respect to, the payment of compensation or benefits under any employee plan, agreement, contract, arrangement or other Edwards plan (including Edwards stock options);

          (e) Novacor LLC shall not, nor shall Edwards permit Novacor LLC to, take any action with respect to, or make any material change in, its accounting or tax policies or procedures, except as required by law or to comply with U.S. GAAP; and

          (f) Neither Novacor LLC nor Edwards shall take or allow to be taken any action which would jeopardize qualification of the transaction contemplated by this Agreement under section 351 of the Code.

          (g) It is understood that Novacor LLC was formed solely for the purpose of acquiring the Transferred Business, and that Novacor LLC will have no material assets and no material liabilities prior to the consummation of the transactions contemplated by the Assignment Agreement.

          SECTION IV.2 Conduct of Business of Newco. During the period from the date of this Agreement to the Closing, Newco shall not engage in any activities of any nature except as provided in or contemplated by the Transaction Agreements. It is understood that Newco was formed solely for the purpose of effecting the Transactions, and that Newco will have no material assets and no material liabilities prior to the consummation of the transactions contemplated by the Assignment Agreement.

          SECTION IV.3 Access to Information.

          (a) During the period prior to the Closing Date, Edwards shall afford to representatives of World Heart, and World Heart shall afford to the representatives of Edwards, including, in each case, their respective counsel, accountants, financial advisors and lenders, reasonable access during normal business hours during the period prior to the Closing Date to all the properties, books, Contracts and records of the Transferred Business and World Heart, respectively. World Heart shall indemnify and hold harmless Edwards and Edwards shall indemnify and hold harmless World Heart with respect to all liabilities, and for all losses, arising out of their respective representatives' acts or omissions in connection with such access and, after making any investigation of such properties, books, Contracts or records, World Heart and Edwards shall promptly restore such properties, books, Contracts and records to their condition prior to such investigation.

          (b) Each of World Heart and Edwards acknowledges that the information being provided hereunder is subject to the terms of a confidentiality agreement between Edwards and World Heart, dated February 15, 2000 (the "Confidentiality Agreement"), the terms of which are incorporated herein by reference.

          SECTION IV.4 Transaction Agreements. At the Closing, each of Edwards, Novacor LLC, Newco and World Heart will enter into the other Transaction Agreements to which it is a party and, subject to the terms and conditions hereof, each of Edwards, Newco and World Heart agrees to use its reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions and to cooperate with each party hereto in connection with the foregoing, including, without limitation, (i) the execution of the other Transaction Agreements and (ii) using its reasonable commercial efforts (v) to obtain all necessary waivers, consents and approvals from other parties to material Contracts, (w) to obtain all consents, approvals and authorizations that are required to be obtained under any federal, state, provincial, local or foreign law or regulations, (x) to prevent the entry, enactment or promulgation of any threatened or pending injunction or order that would adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby, (y) to lift or rescind any injunction or order adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby and (z) to effect all necessary registrations and filings, including filings under the HSR Act, and submissions of information requested by governmental authorities.

          SECTION IV.5 HSR Act. Each of Edwards, Novacor LLC, Newco and World Heart agrees to use its reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to file as soon as practicable notifications under the HSR Act and respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and respond as promptly as practicable to all inquiries and requests received from any state Attorney General or other Governmental Entity in connection with antitrust matters. Concurrently with the filing of notifications under the HSR Act or as soon thereafter as practicable, Edwards, Novacor LLC, Newco and World Heart shall each request early termination of the HSR Act waiting period.

          SECTION IV.6 Further Assurances. From time to time, whether before, at, or after the Closing, each party hereto, shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such other actions as may be reasonably necessary to consummate the Transactions. SECTION IV.7 Employee Benefit Plans.

          (a) Except in accordance with applicable law (i) effective as of the Closing Date, the Employees shall cease participation in the Employee Benefit Plans as active employees and (ii) as soon as reasonably practicable following the Closing Date, the Employees shall commence participation in the employee benefits plans maintained or established by Newco (the "Newco Plans"). The Newco Plans shall provide benefits which, together with total cash compensation (including bonus) and options, shall be substantially similar in the aggregate to those provided by Edwards and Novacor LLC to the Employees immediately prior to the Closing Date.

          (b) Newco and World Heart shall be responsible for, and fully indemnify Edwards, Novacor LLC and their subsidiaries from any and all claims made by or on behalf of any Employee in respect of (i) termination pay and similar obligations relating to termination of employment on or after the Closing Date, and (ii) accrued vacation pay, bonus and other liabilities arising under the Employee Benefits Plans (other than liabilities arising in connection with any "frozen vacation" entitlement and any payment under Edwards' Performance Bonus Plan accrued by or otherwise payable to certain Employees prior to the Closing Date as set forth on Schedule 4.7(b), which amounts shall be fully paid by Edwards to such Employees prior to the Closing Date).

          (c) Newco shall recognize all service by Employees with Novacor LLC, Edwards, Baxter International Inc. and its related subsidiaries, as applicable, for purposes of vesting, eligibility and accrual of benefits under the Newco Plans. The Newco Plans shall not, with respect to any Employee, limit or otherwise restrict participation thereunder for reason of any preexisting condition limitation in such plan to the extent that such Employee (i) is not subject to any preexisting condition limitation under a similar Employee Benefit Plan, or (ii) currently participates under a similar Employee Benefit Plan. Newco shall credit the Employees with any amounts paid prior to the Closing Date under any Employee Benefit Plan which is an "employee welfare plan" within the meaning of Section 3(1) of ERISA with respect to satisfaction of any applicable deductible amounts and copayment minimums under the Newco Plans.

          (d) Edwards, Novacor LLC, Newco and World Heart agree to cooperate in carrying out the duties and responsibilities contained in this Section 4.7. In addition, Edwards and Novacor LLC agree to make available to Newco and World Heart such information as Newco and World Heart may reasonably request to facilitate the determination of (i) the period of service of any Employees with Novacor LLC, Edwards, Baxter International Inc. and its related subsidiaries, as applicable, prior to the Closing Date, (ii) individual service accruals and salary histories of Employees, and (iii) such other information as Newco or World Heart may reasonably request to carry out the provisions of this Section 4.7.

          SECTION IV.8 Employees.

          (a) Offer of Employment. On or before the Closing Date but effective as of the Closing Date, World Heart and/or Newco agrees to offer to continue to employ each full-time or regular part-time active Employee of Novacor LLC on such terms and conditions of employment that are substantially similar to the terms and conditions of such Employees' employment with Novacor LLC, in a form substantially similar to that set forth on Schedule 4.8. Moreover, Newco agrees
(i) to assume any and all liability with respect to each such Employee, including, without limitation, any liability for earned but unpaid salary, wages and benefits, and any other liability to the extent such liability is properly accrued on the Pro Forma Balance Sheet of Novacor LLC or otherwise identified in the Schedules to this Agreement, and (ii) to provide severance benefits in accordance with Edwards's Severance Pay Plan in effect immediately prior to the Closing in the event that the Employee's employment with Newco and/or World Heart is terminated within one year of Closing;

          (b) Non-Transferred Employees. Except with respect to any Employee on an authorized leave of absence as of the Closing Date who does not return to active employment with Edwards within one year following the Closing Date, World Heart and/or Newco agrees to retain all liability, if any, for any Employee who is not offered continued employment with Newco or who is offered a position with Newco but rejects that employment offer. Any Employee on an authorized leave of absence as of the Closing Date shall remain an employee of Edwards; provided, however, that should such Employee return to active employment with Edwards within one year following the Closing Date, Newco and/or World Heart (upon receipt of written notice from Edwards advising that such Employee has returned to active employment) shall offer to employ such Employee on terms and conditions of employment that are substantially similar to the terms and conditions of such Employee's employment with Edwards as of the Closing Date, in a form substantially similar to that set forth on Schedule 4.8.

          (c) WARN Act. During the ninety-day period following the Closing Date, Newco shall not effectuate (i) a "plant closing" as defined in the Worker Adjustment and Retraining Notification Act of 1988 ("WARN Act"), 29 U.S.C. ss.ss. 2101 et seq., affecting any site of employment or one or more facilities or operating units within any site of employment of the business of Novacor LLC, or (ii) a "mass layoff" as defined in the WARN Act affecting any site of employment of the business of Novacor LLC, without complying fully with the WARN Act and any other applicable state or local law requiring notice to employees in the event of a plant closing or layoff.

          (d) Newco acknowledges and agrees that any employment loss within the meaning of the WARN Act, suffered by any Employee immediately upon or within 90 days of the Closing, shall have been caused by Newco's decision not to continue the employment of such Employee, and not by the transfer of Novacor LLC. In addition, World Heart and Newco shall indemnify and hold Edwards, Novacor LLC and their affiliates harmless from and against any and all claims, losses, damages, expenses, obligations and liabilities (including costs of collection, attorneys' fees and other costs of defense) which Edwards, Novacor LLC or their affiliates may incur in connection with any suit or claim of violation brought against Edwards, Novacor LLC or any of their affiliates under the WARN Act or any similar state or local law that relates to actions taken by World Heart and/or Newco on or after the Closing Date with regard to any site of employment or one or more facilities or operating units within any site of employment of the business of Novacor LLC. For purposes of the WARN Act and this Agreement, the Closing Date is and shall be the same as the "effective date" within the meaning of the WARN Act.

          (e) Transferred Employees. Edwards shall transfer to Novacor LLC any records (including, but not limited to, Internal Revenue Service Forms W-4 and California Employee Withholding Allowance Certificates) relating to withholding and payment of United States federal, state and local income, disability, unemployment, FICA and similar taxes ("Payroll Taxes") with respect to wages paid by Edwards during the 2000 calendar year to the Employees. In accordance with Revenue Procedure 96-60, 1996-2 C.B.399, and comparable state and local Payroll Tax laws, (i) Newco agrees to provide the Employees with Forms W-2, Wage and Tax Statements, for the 2000 calendar year setting forth the aggregate amount of wages paid, and Payroll Taxes withheld in respect thereof, to the Employees for the 2000 taxable year by Edwards, Novacor LLC and Newco and (ii) Edwards agrees to cooperate fully with Newco in connection therewith.

          SECTION IV.9 Certain Tax Matters.

          (a) Each of Edwards, World Heart, Newco and Novacor LLC shall, and shall cause its subsidiaries to, cooperate with each other with regard to (i) the preparation, execution and filing of Tax Returns and (ii) any tax audit, administrative or court proceeding and any other matter relating to Taxes, in each case, relating to or arising out of Novacor LLC, the Transferred Assets or the Transferred Business or its assets or its business and the transactions contemplated by this Agreement or any of the other Transaction Agreements. Such cooperation shall include the provision of all relevant information to another party, including the provision of reasonable access to employees, books, records and other data with respect to Novacor LLC, the Transferred Assets and the Transferred Business.

          (b) World Heart shall promptly notify Edwards in writing upon receipt by World Heart or any affiliate of World Heart (including Newco or Novacor LLC after the Closing Date) of notice of any inquiries, claims, assessments, audits or similar events with respect to Taxes relating to a taxable period ending on or prior to the Closing Date for which Edwards may be liable under this Agreement (any such inquiry, claim, assessment, audit or similar event, a "Tax Matter"). Edwards, at its sole expense, shall have the sole authority to represent the interests of Novacor LLC and Newco, as the case may be, with respect to any Tax Matter before any taxing authority or any court and shall have the sole right to control the defense, compromise or other resolution of any Tax Matter, including responding to inquiries, filing Tax Returns and settling audits. Edwards shall keep World Heart fully and timely informed with respect to the commencement, status and nature of any Tax Matter. Edwards shall, in good faith, allow World Heart to make comments to Edwards regarding the conduct of or positions taken with respect to any Tax Matter. World Heart shall have the sole right to control any audit or examination by any taxing authority, initiate any claim for refund or amend any Tax Return, and contest, resolve and defend against any assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes of, or relating to, the income, assets or operations of Novacor LLC or Newco for all taxable periods ending after the Closing Date, provided, however, that neither World Heart nor any of its affiliates shall enter into any settlement of any contest or otherwise compromise any issue with respect to the portion of the Overlap Period (as defined below) that ends on the Closing Date without the prior written consent of Edwards, which consent shall not be unreasonably withheld. World Heart shall keep Edwards fully and timely informed with respect to the commencement, status and nature of any audit, examination or other claim by a taxing authority with regard to an Overlap Period. World Heart shall, in good faith, allow Edwards to make comments regarding the conduct of or position taken with respect to any audit, examination or other claim by a taxing authority, Tax Return and claim for refund of Taxes, with regard to any Overlap Period. All Tax Returns of or with respect to Novacor LLC for an Overlap Period shall be prepared and filed in a manner consistent with the past practices of Edwards and its affiliates.

          (c) Edwards shall furnish to World Heart, on or prior to the Closing Date, a non-foreign person affidavit which complies with the requirements of Code section 1445.

          (d) Neither Edwards nor Novacor LLC shall take any action on or prior to the Closing Date that would cause Novacor LLC to be treated as other than a disregarded entity for U.S. federal, state or local tax purposes. (e) All Tax liabilities with respect to the income, property or operations of Novacor LLC that relate to taxable periods beginning before the Closing Date and ending after the Closing Date (the "Overlap Period") shall be apportioned between Edwards and World Heart as follows: (A) in the case of Taxes other than income, sales and use and withholding Taxes, on a per diem basis, and (B) in the case of income, sales and use and withholding Taxes, as determined from the books and records of Novacor LLC as though the taxable year of Novacor LLC terminated at the close of business on the Closing Date; provided, however, that Edwards shall not be liable for any such Taxes incurred on the Closing Date due to any action or inaction of or caused by World Heart, Newco or Novacor LLC after the Closing.

          SECTION IV.10 Financial Information.

          (a) Newco shall and World Heart shall cause Newco to, retain all of the books and records of Novacor LLC for a period of ten years after the Closing Date or such longer time as may be required by law. After the end of such period, before disposing of such books or records, Newco shall give notice to such effect to Edwards and give Edwards an opportunity to remove and retain all or any part of such books or records as Edwards may select.

          (b) After the Closing, and for so long as Edwards has any material contingent or other obligation under any of the Contracts or owns any Newco Shares, Newco shall and World Heart shall cause Newco to, provide to Edwards (i) within 90 days after the end of each fiscal year of Newco, any financial statements of Newco prepared for such fiscal year and (ii) within 45 days after the end of each fiscal quarter (other than the last fiscal quarter of any fiscal year) of Newco, any financial statements of Newco prepared for such fiscal quarter. Edwards shall not disclose such information to any person other than its affiliates, accountants, counsel or representatives or any lessor, mortgagee or prospective purchaser who agrees to keep such information confidential. The confidentiality restrictions of this Section 4.10(c) shall not apply to information which (x) was or becomes generally available to the public other than as a result of a disclosure by Edwards or (y) was or becomes available to Edwards on a nonconfidential basis from a source other than Newco or its affiliates, accountants, counsel or representatives or any person known by Edwards to be bound by a confidentiality agreement with Newco.

          (c) Within 60 days of the Closing Date, Edwards shall deliver to World Heart audited balance sheets of Novacor LLC for December 31, 1997, 1998 and 1999 and the related statements of results of operations and statements of cash flows for the periods then ended, including the notes thereto.

          SECTION IV.11 Insurance. Newco shall secure insurance with respect to Novacor LLC's business from the Closing Date covering general liability (including, without limitation, premises liability), products liability and workers compensation in amounts, determined by Newco acting reasonably, customary for the industries in which Novacor LLC operates and satisfactory to meet World Heart's obligations under the Distribution Agreement.

          SECTION IV.12 Publicity. Edwards, World Heart and Newco agree that, prior to the Closing, no public release or announcement concerning the Transactions shall be issued by any party without the prior written consent (which consent shall not be unreasonably withheld) of the other party, except as such release or announcement may be required by law. Edwards, World Heart and Newco agree that, prior to the Closing, no disclosure (other than a public release or announcement pursuant to the previous sentence) of the terms or provisions of the Transaction Agreements shall be made without the prior written consent (which consent shall not be unreasonably withheld) of the other party, except to representatives, advisors, counsel, and lenders to the parties hereto who acknowledge the confidentiality hereof, and except as required by law.

          SECTION IV.13 Certain Understandings.

          (a) World Heart and Newco have received from Edwards certain projections, forecasts and other forward-looking information relating to Novacor LLC. Each of World Heart and Newco acknowledges that (i) there are uncertainties inherent in attempting to make such projections and forecasts, (ii) each of World Heart and Newco is familiar with such uncertainties and are taking full responsibility for making their own evaluation of the adequacy and accuracy of all projections, forecasts and other forward-looking information so furnished to them and (iii) neither World Heart nor Newco shall have any claim against Edwards or its agents with respect thereto. Accordingly, without derogation of any of the representations and warranties of Edwards set forth herein, Edwards makes no representation or warranty with respect to such projections, and other forward-looking information.

          (b) Each of World Heart and Newco acknowledges that, except as expressly set forth herein, neither Edwards, nor any other person, has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding Novacor LLC, the Transferred Business or the Transferred Assets, and neither Edwards nor any other person will be subject to any liability to World Heart or Newco or any other person resulting from the distribution to World Heart or Newco, or the use of, any such information. Each of World Heart and Newco acknowledges that, should the Closing occur, Newco will acquire the Transferred Business in an "as is" condition and on a "where is" basis, without any representation or warranty of any kind, express or implied, except such representations and warranties expressly set forth herein and subject to the indemnification obligations set forth in Article VII of this Agreement.

          (c) Each of World Heart and Newco acknowledges that, except as expressly set forth herein, neither Edwards, nor any other person, has made any representation or warranty, express or implied, as to (i) the physical condition or state of repair of the real property included in the Transferred Assets, the improvements constituting a part thereof or the equipment and fixtures appurtenant thereto, (ii) the gross or net income derived therefrom, (iii) the cost, book value or market value thereof, (iv) the use or potential use thereof, or (v) any other matter affecting, or relating to, such property or the operation or management thereof.

          SECTION IV.14 Required Notices. (a) Between the date of this Agreement and the Closing Date, Edwards will notify World Heart and Newco of any event of which Edwards obtains knowledge (i) which would reasonably be expected to result in a Business Material Adverse Effect (ii) which, if known as of the date hereof, would have been required under this Agreement to be disclosed to World Heart and Newco or (iii) which constitutes notice from any third person alleging that the consent of such third person is or may be required in connection with the Transactions other than those set forth on Schedule 3.1(e).

          (b) Between the date of this Agreement and the Closing Date, World Heart and Newco will notify Edwards of any event of which Newco or World Heart obtains knowledge (i) which would reasonably be expected to result in a World Heart Material Adverse Effect, (ii) which, if known as of the date hereof would have been required under this Agreement to have been disclosed to Edwards and
(iii) which constitutes notice from any third person alleging that the consent of such third person is or may be required in connection with the transactions contemplated by the Transaction Agreements.

          SECTION IV.15 Patient Service. Newco shall, and World Heart shall cause Newco to, continue to provide service and support to (a) patients of Edwards or Novacor LLC who have Novacor implants as of the date hereof or prior to the Closing Date and (b) those patients who have a Novacor's left ventricle assist device implanted after the Closing Date (each patient referred to as a "Novacor Patient") in each case, in a manner at least as favorable to such individuals, for so long as clinically necessary, as has been provided by Edwards or Novacor LLC prior to the date hereof.

          SECTION IV.16 Post Closing Capital Contribution Obligations. Until the third anniversary of the Closing, World Heart shall acquire Newco Common Stock and/or junior preferred stock of Newco for cash in such amounts and at such times as necessary so that the sum of the common equity and any such junior preferred equity remains at all times greater than zero under U.S. GAAP.

          SECTION IV.17 Outstanding Consents. Edwards agrees to use its reasonable commercial efforts to obtain the consents set forth on Schedule 3.1(e) hereto, none of which each of World Heart and Newco acknowledges have been obtained as of the date hereof.

          SECTION IV.18 Governmental Approvals. Edwards agrees to deliver to World Heart prior to the Closing Date, copies of all governmental approvals which Edwards currently has to conduct the Transferred Business, including without limitation, FDA approvals.

          SECTION IV.19 Transfer Restrictions. So long as Edwards holds Newco Preferred Shares, Edwards shall not sell, transfer or otherwise dispose of any Newco Preferred Shares, except in accordance with one of the following:

          (a) pursuant to a merger, consolidation or other business combination of Edwards, where Edwards is not the surviving entity, or a sale of all or substantially all of Edwards's assets; provided, however, that the surviving or purchasing entity agrees in writing to be bound by the terms of this Agreement; or

          (b) pursuant to a transfer of Newco Preferred Shares, by Edwards to an affiliate of Edwards, from an affiliate of Edwards to Edwards or between affiliates of Edwards (any such transferee shall be referred to herein as a "Permitted Transferee"), provided that in the case of any such transfer, Edwards or a Permitted Transferee, as the case may be, shall have provided World Heart with written notice of such proposed transfer at least five days prior to consummating such transfer stating the name and the address of the Permitted Transferee and the relationship between the transferring party and the Permitted Transferee and the Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement. If any Permitted Transferee to whom Series A Preferred Stock have been transferred pursuant to this Section 4.19 ceases to be a Permitted Transferee, such Series A Preferred Stock shall be transferred back to the transferor or another Permitted Transferee immediately prior to the time such Person ceases to be a Permitted Transferee. Edwards and any Permitted Transferee shall be jointly and severally liable for any breach of this Agreement by such Permitted Transferee.

          (c)  Legends  on  Shares.   Edwards   agrees  that  the   certificates
representing the Newco Preferred Shares may bear a legend referring to the transfer restrictions of this Section 4.19.

          SECTION IV.20 Shareholder Approval. World Heart shall (a) take all actions necessary or prudent to obtain the approval of the Transactions and Transaction Agreements by the requisite vote of the holders of voting shares of World Heart (b) if necessary, acting through its Board of Directors, promptly and duly call, give notice of, convene and hold as soon as practicable a meeting of the holders of voting shares of World Heart for the purpose of voting to approve and adopt the Transaction Agreements and the Transactions and recommend approval and adoption of the Transaction Agreements and the Transactions, by the stockholders of World Heart and include in any public disclosure statement in connection therewith such recommendation and (c) take all reasonable and lawful action to solicit and obtain such approval.

                                    ARTICLE V
                              CONDITIONS PRECEDENT

          SECTION V.1 Conditions Precedent to Obligations of Newco and World Heart. The obligation of World Heart to consummate the World Heart Contribution and of Newco to issue the Newco Shares shall be subject to the satisfaction or waiver on the Closing Date of the following conditions precedent:

          (a) HSR Act. The waiting period under the HSR Act, if applicable, shall have expired or been terminated.

          (b) No Injunctions or Restraints. No temporary restraining order or preliminary or permanent injunction of any court or administrative agency of competent jurisdiction prohibiting any of the Transactions shall be in effect.

          (c) Consents. All consents, approvals and waivers from third parties and governmental authorities and other parties set forth on Schedule 3.1(e) or necessary to permit the consummation of the Transactions, shall have been obtained, except where the failure to obtain any such consent, approval or waiver would not reasonably be expected to result in a Edwards Material Adverse Effect.

          (d) Representations and Warranties. The representations and warranties of Edwards set forth in this Agreement (i) which are qualified by materiality shall be true and correct in all respects or (ii) which are not so qualified shall be true and correct in all material respects, in each case, as of the Closing Date with the same effect as though made on and as of the Closing Date and without giving effect to notifications made pursuant to Section 4.14.

          (e) Performance of Obligations of Edwards and Novacor LLC. Edwards and Novacor LLC shall have performed in all material respects their respective obligations under the Transaction Agreements on or prior to the Closing Date.

          (f) Certificate. Edwards shall have delivered to World Heart a certificate, dated the Closing Date and signed by a duly authorized executive officer of Edwards, to the effect that the conditions set forth in Sections 5.1(d), (e) and (f) have been satisfied.

          (g) Transaction Agreements. Edwards shall have entered into each of the other Transaction Agreements to which it is a party and Edwards and Novacor LLC shall have entered into the Assignment Agreement and the Transactions contemplated thereby shall have been consummated.

          (h) Legal Opinion. Counsel to Edwards (which may be an Edwards employee) shall have delivered a legal opinion as to the matters set forth in Exhibit J hereto, subject to usual qualifications and exceptions.

          SECTION V.2 Conditions Precedent to Edwards's Obligation. The obligation of Edwards to make the Edwards Contribution is subject to the satisfaction or waiver on the Closing Date of each of the following conditions precedent:

          (a)  Stockholder   Approval.   The  Transaction   Agreements  and  the
Transactions shall have been approved and adopted by the requisite vote of the holders of outstanding capital stock of World Heart entitled to vote thereon;

          (b) HSR Act. The waiting period under the HSR Act, if applicable, shall have expired or been terminated.

          (c) No Injunctions or Restraints. No temporary restraining order or preliminary or permanent injunction of any court or administrative agency of competent jurisdiction prohibiting any of the Transactions shall be in effect.

          (d) Consents. All consents, approvals and waivers from third parties and governmental authorities and other parties set forth on Schedule 3.2(c) or necessary (i) to permit Edwards to contribute the LLC Interests to Newco and
(ii) World Heart to contribute cash to Newco as contemplated hereby shall have been obtained, except where the failure to obtain any such consent, approval or waiver would not reasonably be expected to result in a World Heart Material Adverse Effect.

          (e) Representations and Warranties. The representations and warranties of Newco and World Heart set forth in this Agreement (i) which are qualified by materiality shall be true and correct in all respects or (ii) which are not so qualified shall be true and correct in all material respects, in each case, as of the Closing Date with the same effect as though made on and as of the Closing Date.

          (f) Performance of Obligations of Newco and World Heart. Newco and World Heart shall have performed in all material respects their respective obligations under the Transaction Agreements on or prior to the Closing Date.

          (g) Certificate. Each of Newco and World Heart shall have delivered to Edwards a certificate, dated the Closing Date and signed by a duly authorized executive officer, (i) to the effect that the conditions set forth in Sections 5.2(d), (e) and (f) have been satisfied and (ii) certifying to and attaching evidence of the insurance obtained in compliance with Section 4.12 hereof.

          (h) Transaction Agreements. Newco and World Heart shall have entered into the other Transaction Agreements and the Transactions and the transactions contemplated by the World Heart Preferred Agreement shall be consummated on the Closing Date.

          (i) Listing. The World Heart Common shares to be issued upon Edwards's exercise of its rights under the Exchange Agreement shall have been reserved for issuance and approved for listing on The Nasdaq National Market System and The Toronto Stock Exchange, subject to official notice of issuance, the delivery of final documentation and similar customary listing conditions.

          (j) Legal Opinion. Counsel to World Heart (which may be a World Heart employee) shall have delivered an opinion as to the matters set forth in Exhibit K hereto, subject to usual qualifications and exceptions.


                                   ARTICLE VI
                           TERMINATION AND AMENDMENT

          SECTION VI.1 Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing:

          (a) by mutual written consent of Edwards and World Heart;

          (b) by either Edwards or by World Heart, by written notice to the other, if there has been a material violation or breach of the covenants, agreements, or representations or warranties of World Heart or Newco on the one hand or Edwards on the other (if such representation or warranty is not qualified by materiality) or any violation or breach of such other the representations or warranties of World Heart or Newco on the one hand or Edwards on the other (if so qualified) or if there has been a failure on a scheduled Closing Date of satisfaction of any of the conditions to the obligations of the terminating party or parties which has not been cured within 20 days after written notice thereof by the terminating party to World Heart or Edwards, as the case may be;

          (c) by either Edwards or World Heart, by written notice to the other, if the Transactions and the transactions contemplated by the World Heart Preferred Agreement have not been consummated by July 31, 2000 (or such later date, as is agreed to by Edwards and World Heart), and such failure to consummate is not caused by a breach of this Agreement (or any representation, warranty, covenant, or agreement included herein) by the party or parties electing to terminate pursuant to this clause (c); or

          (d) by either Edwards or World Heart, by written notice to the other, if there shall be any law or regulation that makes consummation of the Transactions or the transactions contemplated by the World Heart Preferred Agreement illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Edwards or Newco or World Heart from consummating the Transactions or the transactions contemplated by the World Heart Preferred Agreement is entered and such judgment, injunction, order or decree shall become final and nonappealable.

          SECTION VI.2 Effect of Termination. In the event of termination of this Agreement in accordance with Section 6.1, this Agreement shall forthwith become void and have no effect, except (a) to the extent that such termination results from the material breach by a party hereto of its obligations hereunder (in which case such breaching party shall be liable for all damages allowable at law and any relief available at equity), (b) as otherwise set forth in any written termination agreement and (c) that Sections 4.3(b), 4.12, 6.2, 8.1, 8.2,
8.11 and 8.12 shall survive termination of this Agreement.


                                   ARTICLE VII
                            SURVIVAL; INDEMNIFICATION

          SECTION VII.1 Survival. The representations and warranties contained in or made pursuant to this Agreement shall survive for a period of 12 months after the Closing Date; provided, however, that the representations and warranties contained in Section 3.1(m) of this Agreement shall survive until 60 days after the expiration of the applicable statute of limitations. From and after the Closing, Edwards hereby agrees to indemnify and hold harmless World Heart, Newco, and Novacor LLC, and World Heart hereby agrees to indemnify and hold harmless Edwards, in each case against certain liabilities, in accordance with the terms of this Article VII. The Indemnifying Party (as defined below) shall not be obligated to provide such indemnification with respect to representations and warranties to the Indemnified Party (as defined below) unless the Indemnifying Party shall have received written notice thereof (including a reasonably detailed description of the basis of the claim) within the applicable time period for survival of such representations or warranty, as set forth above.

          SECTION VII.2 Indemnification.

          (a) Subject to the other provisions of this Article VII, from and after the Closing, Edwards shall indemnify and hold harmless World Heart, Newco and Novacor LLC, and their respective employees, directors and agents (i) from and against any costs or expenses (including, without limitation, reasonable attorneys' fees, and the reasonable out-of-pocket expenses of testifying and preparing for testimony and responding to document and other information requests, whether or not a party to such litigation), judgments, fines, losses, claims (whether or not meritorious) and damages (collectively, "Damages"), as incurred, to the extent they relate to, arise out of or are the result of any breach or alleged breach of any representation, warranty or pre-Closing covenant of Edwards or Novacor LLC, and any post-Closing covenant of Edwards, (ii) for any liabilities arising from actions of Edwards or Novacor LLC prior to Closing which are not disclosed on the Pro Forma Balance Sheet, the Schedules hereto or in the notifications provided under Section 4.14 hereof except those incurred in the ordinary course of business, (iii) any failure by Edwards to obtain consents of third parties to the Transactions required by the Applicable Contracts, or
(iv) for any and all Taxes, including, without limitation, transfer, documentary, sales, use, stamp, registration and other similar Taxes, imposed on or with respect to Novacor LLC, the Transferred Assets and the Transferred Business, including, without limitation, as a result of the transaction contemplated by this Agreement, for all Pre-Closing Periods; provided, however, that Edwards shall not be liable for any such Taxes incurred on the Closing Date after the Closing due to any action or inaction of, or caused by, World Heart, Newco or Novacor LLC. For purposes of clarification of the preceding sentence and Section 3.1(g), "liabilities ... incurred in the ordinary course of business" shall not include liabilities arising from tort claims or claims for breach of contract.

          (b) Subject to the other provisions of this Article VII, from and after the Closing, World Heart shall indemnify and hold harmless Edwards and Novacor LLC and Newco and their respective employees, directors and agents from and against any Damages, as incurred, to the extent they relate to, arise out of or are the result of (i) any breach or alleged breach of any representation, warranty or covenant of World Heart or Newco (ii) any action or inaction on the part of World Heart or Newco (or Novacor LLC post-Closing) relating to a Novacor Patient.

          SECTION VII.3 Indemnification Amounts. Except for any indemnification with respect to Taxes, notwithstanding any provision to the contrary contained in this Agreement, Edwards shall not be obligated to indemnify World Heart or Newco or Novacor LLC and World Heart and Newco shall not be obligated to indemnify Edwards, in each case for any Damages with respect to the matters set forth in Section 7.2(a) and (b) hereof (i) unless and until the amount of all such respective Damages shall equal $250,000 in the aggregate, and then only to the extent of such excess or (ii) to the extent such Damages exceed $10 million.

          SECTION VII.4 Claims. (a) If an indemnified party (an "Indemnified Party") intends to seek indemnification pursuant to this Article VII, such Indemnified Party shall promptly notify the indemnifying party (the
"Indemnifying Party"), in writing, of such claim describing such claim in reasonable detail, provided, that the failure to provide such notice shall not affect the obligations of the Indemnifying Party unless and only to the extent it is actually prejudiced thereby, subject, however, to the time periods specified in Section 7.1 hereof. Except for claims with respect to Taxes, which shall be governed by Section 4.9(a), (i) in the event that such claim involves a claim by a third party against an Indemnified Party, the Indemnifying Party shall have 30 days after receipt of such notice to decide whether it will undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and if it so decides, the Indemnified Party shall cooperate with it in connection therewith, provided, that the Indemnified Party may participate in such settlement or defense through counsel chosen by it, and provided further, that the reasonable fees and expenses of such counsel shall be borne by the Indemnified Party. The
Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld), settle or compromise any action. If the Indemnifying Party does not notify the Indemnified Party within 30 days after the receipt of notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not pay or settle any such claim without the consent of the Indemnifying Party (which consent shall not be unreasonably withheld).

          (b) Edwards, Novacor LLC, Newco and World Heart shall cooperate fully in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to Article VII, including, but not limited to, by providing the other party with reasonable access to employees and officers (including as witnesses) and other information.

          SECTION VII.5 Exclusive Remedy. Absent fraud, the indemnification provisions of this Article VII shall be the exclusive remedy following the Closing for any breaches or alleged breaches of any representation or warranty contained in the Transaction Agreements. Neither party shall have the right to set-off against any payments to be made by such party pursuant to this Agreement or the other Transaction Agreements or otherwise. Each of the parties hereto agrees not to bring any actions or proceedings, at law, equity or otherwise, against any other party or its direct or indirect partners or securityholders in respect of any breaches or alleged breaches of any representation or warranty except pursuant to the express provisions of this Article VII. The parties hereby agree that no party has made any representations or warranties, express or implied, with respect to this Agreement or the matters contemplated hereby, except as explicitly set forth in this Agreement or the other Transaction Agreements.

          SECTION VII.6 Duplication. Any liability for indemnification hereunder shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement; provided, however, that subject to there being no duplication of recovery, the Indemnified Party shall be entitled to recover to the maximum extent provided in this Agreement.


                                  ARTICLE VIII
                                  MISCELLANEOUS

          SECTION VIII.1 Governing Law. This agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b).

          SECTION VIII.2 Jurisdiction and Consent to Service. In accordance with the laws of the State of New York, and without limiting the jurisdiction or venue of any other court, the parties (a) agree that any suit, action or proceeding arising out of or relating to this Agreement may be brought in the state or federal courts of New York; (b) consent to the non-exclusive jurisdiction of each such court in any suit, action or proceeding relating to or arising out of the Transaction Agreements; (c) waive any objection which any of them may have to the laying of venue in any such suit, action or proceeding in any such court and waive any defense of forum non conveniens; and (d) agree that service of any court paper in any such suit, action or proceeding may be made in the same manner in which notices may be given pursuant to Section 8.3 of this Agreement.

          SECTION VIII.3 Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be delivered (charges prepaid, receipt confirmed or return receipt requested (if available)) by hand, by nationally recognized air courier service, by certified mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given and effective (i) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section 8.3 (or in accordance with the latest unrevoked written direction from such party), (ii) if by certified mail, upon mailing or (iii) if given by facsimile when such facsimile is transmitted to the fax number specified in this Section 8.3 (or in accordance with the latest unrevoked written direction from such party), provided the appropriate confirmation is received.

                  (a)  if to World Heart, to

                      World Heart Corporation
                      1 Laser Street
                      Nepean, Ontario
                      K2E 7V1
                      Attn:  Chief Financial Officer
                      Fax:  (613) 226-4744

                      with a copy (which shall not constitute notice) to:

                      McCarthy Tetrault
                      The Chambers
                      1400-40 Elgin Street
                      Ottawa, Ontario K1P 5K6
                      Attn:  Robert D. Chapman
                      Fax:  (613) 563-9386

                  (b)  if to Edwards, to

                      Edwards Lifesciences LLC
                      One Edwards Way
                      Irvine, California  92614
                      Attn:  Associate General Counsel
                      Fax:  (949) 250-2525

                      with a copy (which shall not constitute notice) to:

                      Skadden, Arps, Slate, Meagher & Flom LLP
                      300 South Grand Avenue, Suite 3400
                      Los Angeles, California 90071
                      Attention:  Joseph J. Giunta, Esq.
                      Fax:  (213) 687-5600

          SECTION VIII.4 Interpretation. When a reference is made in this Agreement to a Section, Schedule or Exhibit, such reference shall be to a Section, Schedule or Exhibit of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a specific Schedule, such reference shall be deemed to include, to the extent applicable, all the other Schedules. The table of contents, table of definitions and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When the words "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All accounting terms not defined in this Agreement shall have the meanings determined by generally accepted accounting principles as of the date hereof. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

          SECTION VIII.5 Severability. If any provision of this Agreement or the application of any such provision shall be held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

          SECTION VIII.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION VIII.7 Entire Agreement; No Third Party Beneficiaries. This Agreement and the other Transaction Agreements, including all exhibits hereto and thereto and the Confidentiality Agreement,

          (a) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof; and

          (b) shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns and are not intended to confer any rights, remedies or benefits on any Persons other than as expressly set forth in this Section 8.7.

          SECTION VIII.8 Further Assurances. Each party hereto shall do all such further acts and execute, acknowledge, deliver and file all such further instruments and documents as may be necessary or desirable to give effect to and carry out the transactions contemplated by this Agreement.

          SECTION VIII.9 Amendments and Modifications; Waivers and Extensions.

          (a) No amendment, modification or termination of this Agreement shall be binding upon any other party unless executed in writing by the parties hereto intending to be bound thereby.

          (b) Any party to this Agreement may waive any right, breach or default which such party has the right to waive; provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No failure or delay in exercising any right, power or privilege hereunder shall be deemed a waiver or extension of the time for performance of any other obligations or acts nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          SECTION VIII.10 Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that any party may assign all its rights and obligations to the assignee of all or substantially all of the assets of such party including an acquisition through merger, provided that such party shall in no event be released from its obligations hereunder without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Any attempted assignment in contravention hereof shall be null and void.

          SECTION VIII.11 Equitable Remedies. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of injunctions, in order to enforce specifically the provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.

          SECTION VIII.12 Expenses. Except as otherwise provided in this Agreement, whether or not the Closing takes place, each party to this Agreement shall bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representations, counsel and accountants; provided, however, that each of Edwards and World Heart shall pay one-half of the costs incurred by Edwards in connection with the preparation of the financial statements, pursuant to Section 4.10(c); and provided, further that the prevailing party in any legal action brought by one party against the other party and arising out of this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable attorneys' fees.

          IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of Edwards and World Heart, all as of the date first written above.


                                         EDWARDS LIFESCIENCES LLC


                                        By:___________________________________
                                           Name:
                                           Title:


                                         EDWARDS NOVACOR LLC



                                        By:___________________________________
                                           Name:
                                           Title:


                                         WORLD HEART CORPORATION



                                         By:___________________________________
                                             Name:
                                             Title:



                                          VALENTINE ACQUISITION CORP.



                                          By:___________________________________
                                             Name:
                                             Title: